                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Eastman Chemical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[EASTMAN LOGO]

                                 March 25, 2000

DEAR FELLOW SHAREOWNER:

     Our Annual Meeting will be held at our Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 4, 2000, at 11:00 a.m. Doors to the meeting will open at 10:00 a.m. The business to be considered and voted upon at the meeting is explained in the accompanying proxy materials (consisting of the Notice of Annual Meeting, the Proxy Statement, and the form of proxy). A copy of Eastman's 1999 Annual Report accompanies these materials.

     We are pleased to offer again this year two enhancements to our proxy solicitation and Annual Meeting process.

     - First, we have again enabled shareowners to elect to receive the proxy materials and the Annual Report electronically via the Internet. In addition, this year we are sending the Proxy Statement and Annual Report to employee shareowners electronically via intracompany e-mail. Electronic delivery of Annual Meeting materials helps us hold down printing, delivery, and tabulation costs, while providing shareowners with a quick, easy alternative to the traditional system for these activities.

     - Second, we are offering two ways to vote your shares by proxy, in addition to the traditional paper proxy card. You may vote via the Internet by accessing ADP's website at www.proxyvote.com, or you may vote by telephone by calling 1-800-690-6903 (if you are the "record holder" of shares registered in your name on the Company's stock ownership and transfer records) or 1-800-454-8683 (if you are the beneficial owner of shares held in "street name" by a broker, bank, or other record holder). In either case, you will need the Control Number that is imprinted on your personalized proxy card (or, if you received the proxy materials from a broker or bank, your voting instruction form) or that you have received from ADP electronically.

     WHETHER YOU CHOOSE TO VOTE BY PROXY CARD, TELEPHONE, OR COMPUTER, IT WOULD HELP IF YOU VOTED AS SOON AS POSSIBLE. Your vote is important, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy via the Internet or telephone will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. If you are a record holder and have received a proxy card by mail in paper form, an admission ticket is included. If you received our proxy materials electronically via the Internet or from a broker or bank and do not have an admission ticket and wish to attend the meeting, please call (423) 229-4647.

     Thank you for your support of our Company.

                                           Sincerely,

                                           /s/ EARNIE DEAVENPORT

                                           Earnest W. Deavenport, Jr.
                                           Chairman and Chief Executive Officer

                            EASTMAN CHEMICAL COMPANY
                             100 NORTH EASTMAN ROAD
                           KINGSPORT, TENNESSEE 37660
                                 (423) 229-2000

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 4, 2000
                             ---------------------

To Our Shareowners:

     The 2000 Annual Meeting of Shareowners of Eastman Chemical Company ("Eastman" or the "Company") will be held at the Eastman Employee Center, located at 400 South Wilcox Drive, Kingsport, Tennessee, on May 4, 2000, at 11:00 a.m., local time, for the following purposes:

        - ELECT DIRECTORS. To consider and act upon the election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2003 and until their successors are duly elected and qualified;

        - RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To consider and act upon ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company until the Annual Meeting of Shareowners in 2001;

        - SHAREOWNER PROPOSALS. If properly presented, to consider and act upon the two shareowner proposals set forth in the accompanying Proxy Statement, both of which are opposed by the Board of Directors; and

        - OTHER BUSINESS. To transact such other business as may come properly before the Annual Meeting or any adjournments or postponements thereof.

     Only shareowners of record at the close of business on March 15, 2000 are entitled to vote at the Annual Meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. Please vote by proxy in one of these ways:

        - USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (if you received a proxy card in paper form) or voting instruction form (if you received the proxy materials by mail from a broker or bank) or that you have received from ADP electronically;

        - VISIT THE ADP WEBSITE at www.proxyvote.com; or

        - MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD OR VOTING INSTRUCTION FORM in the postage-paid envelope provided (if you received a proxy card or voting instruction form by mail in paper form).

     Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

                                  By order of the Board of Directors

                                  /s/ THERESA K. LEE
                                  Theresa K. Lee
                                  General Counsel and Secretary

March 25, 2000

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREOWNERS OF
                            EASTMAN CHEMICAL COMPANY
                           TO BE HELD ON MAY 4, 2000

                                  INTRODUCTION

PROXY STATEMENT AND ANNUAL MEETING

     This Proxy Statement is dated March 25, 2000 and is first being mailed and delivered electronically to Eastman shareowners, and made available on the Internet (www.eastman.com), on or about March 30, 2000. This Proxy Statement is being furnished to shareowners in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareowners of the Company to be held on May 4, 2000, and at any adjournments or postponements thereof. At the Annual Meeting, shareowners will be asked to vote on the four items of business listed in the accompanying Notice of Annual Meeting and described in more detail under "Proposals To Be Voted Upon."

VOTING BY PROXY

     By executing and returning the proxy (either by returning the paper proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint James P. Rogers, the Company's Chief Financial Officer and Theresa K. Lee, the Company's General Counsel and Secretary, to represent you at the Annual Meeting and direct them to vote your shares at the Annual Meeting according to your instructions. Shares of common stock represented by proxy will be voted by the proxy holders at the Annual Meeting in accordance with the instructions indicated in the proxy appointment. IF YOU PROPERLY EXECUTE AND RETURN YOUR PROXY (IN PAPER FORM, ELECTRONICALLY VIA THE INTERNET, OR BY TELEPHONE) BUT DO NOT INDICATE ANY VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     SHAREOWNERS OF RECORD MAY VOTE BY PROXY IN ONE OF THREE WAYS:

     - By telephone: call 1-800-690-6903 and use the Control Number on your personalized proxy card or that you received electronically from ADP;

     - Via Internet: visit the ADP web site at www.proxyvote.com and use the Control Number on your personalized proxy card or that you received electronically from ADP; or

     - By mail: if you received a proxy card in paper form, mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

The Internet and telephone voting procedures are designed to authenticate shareowner identities, to allow shareowners to give voting instructions, and to confirm that shareowners' instructions have been recorded properly. Shareowners voting by Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access and telephone or cable service providers, that must be borne by the shareowner.

     IF YOUR SHARES ARE HELD IN "STREET NAME" THROUGH A BROKER, BANK OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE INSTRUCTIONS FROM THE REGISTERED HOLDER THAT YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED FOR YOU BY SUCH RECORD HOLDER. Telephone and Internet voting is also being offered to shareowners who own their Eastman shares through certain banks and brokers.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before its exercise at the Annual Meeting by either:

     - giving written notice of revocation to the Secretary of the Company,

     - executing and delivering a later-dated proxy, or

     - voting in person at the Annual Meeting.

All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Theresa K. Lee, Secretary.

SHAREOWNERS ENTITLED TO VOTE

     The Company's Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of the shareowners entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of common stock as of the record date will be entitled to vote at the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

     As of the record date, there were 76,693,503 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. Holders of common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of common stock held of record as of the record date.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at the Annual Meeting. Abstentions, votes withheld, and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a nominee (such as a broker or bank) holding shares in "street name" as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

REQUIRED VOTE

     A plurality of the votes cast is required for the election of directors. With respect to the election of directors, shareowners may by proxy (1) vote "for" all three nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast (meaning the three nominees receiving the greatest number of votes will be elected), withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election. Similarly, any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors.

     The affirmative vote of a majority of the votes cast is required for ratification of the appointment of independent accountants and adoption of each of the two shareowner proposals. With respect to each of these three items, shareowners may by proxy (1) vote "for," (2) vote "against," or (3) "abstain" from voting. Abstentions and any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of any of these proposals.

PROXY SOLICITATION COSTS

     The cost of soliciting proxies and the cost of the Annual Meeting will be paid by the Company. In addition to the solicitation of shareowners by mail and electronic delivery, proxies may be solicited by telephone, facsimile, personal contact, and similar means by directors, officers, or employees of the Company, none of whom will be specially compensated for such activities. The Company also contacts brokerage houses, banks, nominees, custodians, and fiduciaries who can be identified as record holders of common stock. Such holders, after inquiry by the Company, provide certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and Annual Reports needed to supply such materials to beneficial owners, and the Company reimburses such record holders for the expense of providing such beneficial ownership information and of mailing proxy materials and Annual Reports to beneficial owners. Georgeson Shareholder Communications Inc. has been retained by the Company to aid in the solicitation of proxies, at a cost of $9,500 plus expenses.

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS PROXY STATEMENT

     The Company's management does not expect any matters to be acted upon at the Annual Meeting other than those presented in this Proxy Statement under "Proposals To Be Voted Upon". If any other matters were to be properly presented, however, the persons designated as proxies would have the discretion to vote on those matters for you.

     Under Eastman's Bylaws, a shareowner may submit a matter for a vote of the Company's shareowners at a meeting by giving adequate notice to the Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws (which will be provided upon written request) about the shareowner and the proposal and be delivered to the Secretary not less than 60 days prior to the meeting. If, however, the meeting is an annual meeting to be held before the first Thursday in May (the regular day called for by the Bylaws) or a special meeting, notice of a proposal to be brought before the meeting may be provided up to the 15th day following the date notice of the meeting was given. Under this criteria, shareowners had until March 5, 2000, to provide notice of any matters to be presented at the Annual Meeting.

SHAREOWNER PROPOSALS FOR THE 2001 ANNUAL MEETING

     In accordance with rules of the Securities and Exchange Commission (the "SEC"), if you want to submit a proposal for presentation at the 2001 Annual Meeting of Shareowners, it must be received by the Company at its principal executive offices on or before November 25, 2000 in order to be included in the Company's proxy materials relating to the 2001 Annual Meeting of Shareowners. In addition, as described under "Matters Raised at the Annual Meeting not Included in this Proxy Statement", the Company's Bylaws require that a proposal to be submitted by a shareowner for a vote of the Company's shareowners, whether or not also submitted for inclusion in the Company's proxy materials, must be preceded by adequate and timely notice to the Secretary of the Company. If the 2001 Annual Meeting is held on Thursday, May 3, 2001 (the regular day called for by the Bylaws), then such advance notice would be timely if delivered on or before March 4, 2001.

NOMINATIONS BY SHAREOWNERS FOR ELECTION TO BOARD OF DIRECTORS

     The Company's Bylaws provide that nominations by shareowners of persons for election to the Board of Directors may be made by giving adequate notice to the Secretary of the Company. To be adequate, the nomination notice must set forth certain information specified in our Bylaws (which will be provided upon written request) about each shareowner submitting a nomination and each person being nominated and be delivered to the Secretary not less than 60 days prior to the meeting. If, however, the meeting is an annual meeting to be held before the first Thursday in May or a special meeting, the nomination notice may be provided up to the 15th day following the date notice of the meeting was given. The Committee on Directors of the Board of Directors will consider persons nominated by shareowners and recommend to the full Board whether or not such nominee should be included with the Board's nominees for election by shareowners.

ANNUAL REPORT TO SHAREOWNERS AND ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report to Shareowners for 1999, including consolidated financial statements for the year ended December 31, 1999, is being mailed to shareowners and made available via the Internet concurrently with this Proxy Statement but does not form any part of the proxy solicitation material. Upon the written request of any shareowner, the Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the SEC. Requests may be made to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Investor Relations. This information is also available via the Internet at the Company's World Wide Web site (www.eastman.com), and the EDGAR version of such report (with exhibits) is available at the SEC's World Wide Web site (www.sec.gov).

                           PROPOSALS TO BE VOTED UPON

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Under the Company's Bylaws, a director reaching age 70 during any term of office continues to be qualified to serve only until the next annual meeting of shareowners following his or her 70th birthday (or, if approved by unanimous action of the Board of Directors, until the next annual meeting following his or her 71st birthday). Three directors are in the class for which the term in office expires at the Annual Meeting; these three directors have each been nominated for re-election for a new three-year term. The terms of the other six directors continue after the Annual Meeting. R. Wiley Bourne, Jr., Vice Chairman since November 1993, retired from the Board effective March 1, 2000.

     The shareowners are being asked to vote on the election of three directors to the class for which the term of office shall expire at the Annual Meeting of Shareowners in 2003 and until their successors are duly elected and qualified. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for the election of the three nominees identified below. If any nominee is unable or unwilling to serve (which is not anticipated), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.

     THE NOMINEES HAVE BEEN RECOMMENDED TO THE BOARD OF DIRECTORS BY THE COMMITTEE ON DIRECTORS OF THE BOARD. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF THE THREE NOMINEES IDENTIFIED BELOW.

     Set forth below is certain information regarding each current director, including a description of his or her positions and offices with the Company (other than as a director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships and similar positions presently held by him or her in certain other companies, organizations, or associations; and his or her age. Mr. Deavenport was first elected to the Board in November 1993, and Miss Marks, Messrs. Arnelle, Campbell, and Liu, and Dr. White joined the Board on January 1, 1994, immediately after completion of the Company's spin-off from Eastman Kodak Company. Mr. Dempsey was elected to the Board on May 1, 1997, Mr. Donehower was elected to the Board on February 3, 1998, and Mr. Griffin was elected to the Board on May 6, 1999. As described above, R. Wiley Bourne, Jr. retired from the Board on March 1, 2000. The Board expects to fill the vacancy created by Mr. Bourne's retirement, in which case the director so appointed would serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2001.

                                         NOMINEES FOR DIRECTOR
                                   TERM EXPIRING ANNUAL MEETING 2003
-------------------------------------------------------------------------------------------------------
[PHOTO]                  JERRY E. DEMPSEY
                         Mr. Dempsey served as Chairman of the Board and Chief Executive Officer of PPG
                         Industries, Inc. from 1993 until his retirement in 1997. From 1991 until he joined PPG, he was Senior Vice President of WMX Technologies, Inc., a waste treatment and disposal company, and Chairman of its publicly-traded, major-
                         ity-owned subsidiary, Chemical Waste Management, Inc., having served as Presi-
                         dent and Chief Executive Officer of Chemical Waste Management, Inc. since
                         1985. Mr. Dempsey is also a member of the boards of directors of Birmingham
                         Steel Corporation and Navistar International Corporation. He is 67.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  DONALD W. GRIFFIN
                         Mr. Griffin is Chairman of the Board, President, and Chief Executive Officer
                         of Olin Corporation, a manufacturer of chemicals, metals, and ammunition. He joined Olin in 1961, and served in a series of marketing and management positions prior to election to the position of President and Chief Operating
                         Officer in 1994 and to his current positions in 1996. Mr. Griffin is also a member of the board of directors of A.C. Nielsen Corporation. He also serves as a trustee of the University of Evansville and the Buffalo Bill Historical
                         Center. He is 63.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  MARILYN R. MARKS
                         Miss Marks is Chairman of the Board and Chief Executive Officer of Truck
                         Bay.com, Inc., an Internet source for goods, services and information serving the trucking industry, and Chairman of the Board of Dorsey Trailers, Inc., a
                         truck trailer manufacturer. She was Chief Executive Officer and President of
                         Dorsey Trailers, Inc. from 1987 to 1997 and was President of Dorsey Trailers,
                         Inc. until 1999. Miss Marks is also a member of the board of directors of Dana
                         Corporation, and also serves as a director of the American Trucking
                         Associations Foundation. Miss Marks is 47.
-------------------------------------------------------------------------------------------------------

                          MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                                   TERM EXPIRING ANNUAL MEETING 2001
-------------------------------------------------------------------------------------------------------
[PHOTO]                  H. JESSE ARNELLE
                         Mr. Arnelle is of counsel to the Winston-Salem, North Carolina-based law firm of Womble, Carlyle, Sandridge & Rice. He was a partner of the San
                         Francisco-based law firm of Arnelle, Hastie, McGee, Willis & Greene or its predecessor from 1985 until 1996. Mr. Arnelle is Immediate Past Chairman of the Board of Trustees of Pennsylvania State University, is a director of the
                         National Football Foundation and Collegiate Hall of Fame, and is a member of the boards of directors of Armstrong World Industries, Inc., FPL Group, Inc.,
                         Gannett Corporation, Textron, Inc., Union Pacific Resources, Inc., and Waste
                         Management, Inc. He is 66.

-------------------------------------------------------------------------------------------------------
[PHOTO]                  DR. JOHN A. WHITE
                         Dr. White is Chancellor of the University of Arkansas. From 1991 to 1997, he
                         was Dean of the College of Engineering at the Georgia Institute of Technology.
                         From July 1988 to September 1991, he was Assistant Director of the National
                         Science Foundation in Washington, D.C., and served on the faculty of the
                         Georgia Institute of Technology from 1975 to 1997. Dr. White is also a member of the National Science Board, a member of the National Academy of
                         Engineering, and a member of the boards of directors of J.B. Hunt Transport
                         Services, Inc., Logility, Inc., Motorola, Inc., and Russell Corporation. He is
                         60.

-------------------------------------------------------------------------------------------------------

                                   TERM EXPIRING ANNUAL MEETING 2002
-------------------------------------------------------------------------------------------------------
[PHOTO]                  CALVIN A. CAMPBELL, JR.
                         Mr. Campbell has been Chairman of the Board, President and Chief Executive
                         Officer of Goodman Equipment Corporation since 1971. Goodman Equipment designs, manufactures, and markets worldwide underground mining locomotives and personnel carriers and plastics blow molding machinery. He was also
                         President and Chief Executive Officer of Cyprus Amax Minerals Company in 1992,
                         Chairman of the Board in 1991 and 1992, and a director from 1985 through 1994.
                         Mr. Campbell is a member of the boards of directors of Mine Safety Appliances
                         Company and Bulley & Andrews Company. He is also a director and immediate past
                         Chairman of the National Association of Manufacturers, is a director of the
                         National Mining Association, is a director and former Chairman of the Illinois
                         Manufacturers Association, and serves as a trustee of the Illinois Institute of Technology. Mr. Campbell is 65.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  EARNEST W. DEAVENPORT, JR.
                         Mr. Deavenport is Chairman of the Board and Chief Executive Officer of the
                         Company. He joined the Company in 1960. Mr. Deavenport was named President of the Company in 1989. He also served as Group Vice President of Eastman Kodak
                         Company from 1989 through 1993. Mr. Deavenport is a member of the boards of directors of AmSouth Bancorporation and Milliken & Company. He also serves as a director of the American Plastics Council and the National Association of
                         Manufacturers, on the Board of Trustees of the Malcolm Baldridge National
                         Quality Award Foundation, and on the policy committee of the Business Round-
                         table. Mr. Deavenport is 61.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  JOHN W. DONEHOWER
                         Mr. Donehower is Senior Vice President and Chief Financial Officer of
                         Kimberly-Clark Corporation. He joined Kimberly-Clark in 1974, and served in a series of management positions prior to election to his current position in
                         1993. Mr. Donehower is also a member of the boards of directors of Factory
                         Mutual Insurance Company and Kimberly-Clark De Mexico S.A. de C.V. He is 53.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  LEE LIU
                         Mr. Liu is the Chairman of the Board of Alliant Energy Corporation, was
                         Chairman of the Board of Alliant's predecessor, Interstate Energy Corporation, from 1998 to 1999, and was Chairman of the Board and Chief Executive Officer
                         of IES Industries, Inc., predecessor of Interstate Energy Corporation, and of
                         IES Utilities, the major subsidiary of IES Industries, from 1993 to 1998. Mr.
                         Liu has been with Iowa Electric Light & Power Company, predecessor of IES
                         Industries, since 1957. He is also a member of the boards of directors of
                         Principal Financial Group and McLeod USA Incorporated. Mr. Liu is 66.
-------------------------------------------------------------------------------------------------------

BOARD COMMITTEES

     The Board of Directors has an Audit Committee, a Committee on Directors, a Compensation and Management Development Committee, a Finance Committee, and a Health, Safety & Environmental and Public Policy Committee. All committee members are non-employee, independent directors. Certain committee assignments will be changed following the Annual Meeting, as indicated below.

     AUDIT COMMITTEE. The members of the Audit Committee are Dr. White (Chair) and Messrs. Arnelle, Campbell, and Donehower. The Audit Committee held three meetings during 1999. The Audit Committee:

     - reviews the interim and annual financial statements;

     - annually recommends to the Board of Directors the firm to be engaged as independent accountants for the Company;

     - reviews the scope of, and the reports and findings of, the audit activities of the independent accountants and of the Company's internal auditing staff;

     - reviews the adequacy of the training of personnel and monitoring of the internal audit function and the annual compensation paid to the independent accountants;

     - meets separately and privately with the independent accountants and with the Company's general auditor and chief financial and accounting officers to ascertain if any restrictions have been placed on the scope of their activities or if there has been any lack of adequate response to their recommendations;

     - reviews the Company's corporate compliance program; and

     - makes periodic reports and recommendations to the Board.

     COMMITTEE ON DIRECTORS. The members of the Committee on Directors are Messrs. Campbell (Chair), Arnelle, Griffin, and Liu. The Committee on Directors held four meetings during 1999. The Committee on Directors:

     - conducts a bi-annual assessment of the Board's performance, for discussion with the full Board;

     - recommends to the Board criteria for Board membership and annually reviews the Board's composition for purposes of assessing its independence, diversity and skills;

     - annually reviews and makes recommendations regarding compensation of non-employee directors, and acts as the administrator of certain non-employee director compensation plans, and can amend or take actions with respect to such plans where permitted by such plans;

     - reviews the qualifications of candidates for Board membership and recommends to the Board the slate of director candidates to be proposed for election by shareowners at each annual meeting;

     - recommends to the Board criteria relating to the tenure of a director;

     - when appropriate, recommends to the Board that it recommend to the shareowners removal of a director for cause;

     - periodically reviews the Board's committee structure and committee assignments and recommends to the Board any appropriate changes thereto;

     - periodically reviews the Company's Corporate Governance Guidelines and recommends to the Board any appropriate changes thereto; and

     - reviews and makes recommendations to the Board on other Board and corporate governance matters.

     COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. The members of the Compensation and Management Development Committee (the "Compensation Committee") are Messrs. Liu (Chair) and Dempsey, Miss Marks, and Dr. White. The Compensation Committee held nine meetings during 1999. The Compensation Committee:

     - determines the compensation of employees who are members of the Board;

     - determines, based upon the recommendations of the Chairman and Chief Executive Officer, compensation of the Company's other executive officers;

     - reviews proposed employee benefit plans and executive compensation plans, and proposed changes to existing plans under certain circumstances;

     - acts as the administrator of certain employee benefit plans and executive compensation plans;

     - reviews management development and succession plans relating to the Company's senior officers;

     - makes recommendations to the Board regarding the foregoing matters; and

     - can amend or take actions with respect to the Company's employee compensation and benefit plans where permitted by such plans.

     FINANCE COMMITTEE. The members of the Finance Committee are Miss Marks (Chair) and Messrs. Dempsey, Donehower, and Liu. After the Annual Meeting, the Finance Committee will consist of Miss Marks (Chair) and Messrs. Dempsey, Donehower, and Griffin. The Finance Committee held six meetings during 1999. The Finance Committee:

     - reviews the Company's short-and long-term financing plans, its financial position and forecasts, and its capital expenditure budgets and certain capital projects;

     - reviews transactions, such as acquisitions and divestitures, that may have a material impact on the Company's financial profile;

     - makes recommendations to the Board regarding those matters and regarding dividends; and

     - reviews the results of the Eastman Retirement Assistance Plan and the activities of the Eastman Retirement Assistance Plan Committee.

     HEALTH, SAFETY & ENVIRONMENTAL AND PUBLIC POLICY COMMITTEE. The members of the Health, Safety & Environmental and Public Policy Committee are Messrs. Arnelle (Chair), Dempsey, Donehower, and Griffin. The Health, Safety & Environmental and Public Policy Committee held three meetings during 1999. The Health, Safety & Environmental Public Policy Committee:

     - reviews and makes recommendations to the Board regarding the Company's policies and practices concerning health, safety, and environmental matters;

     - reviews with the Company's management and reports to the Board on the Company's health, safety, and environment assessment practices, and its processes for complying with related laws and regulations and on health, safety, and environmental matters involving the Company, including any significant liabilities or anticipated expenditures with respect thereto, and periodically reviews with management the Company's public disclosure policies and practices, and coordinates with the Audit and Finance Committees, with respect thereto;

     - reviews and monitors, and makes recommendations to the Board regarding, significant matters of health, safety, and environmental public policy concerning the Company;

     - reviews and makes recommendations to the Board regarding certain significant matters of public policy concerning the Company;

     - periodically reviews with management the Company's list of public policy issues; and

     - monitors and periodically reports to the Board on federal and state legislative and regulatory initiatives and the Company's lobbying and advocacy activities.

MEETING ATTENDANCE

     The Board of Directors held nine meetings during 1999. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

DIRECTOR COMPENSATION

     DIRECTORS' ANNUAL COMPENSATION. Each director who is not an employee of the Company receives an annual cash retainer fee of $30,000. In addition, each such director receives a fee of $1,100 for each Board meeting attended and for each committee meeting attended (and, in the case of the Finance Committee and the Health, Safety & Environmental and Public Policy Committee, regardless of whether such director is a member of such committee), and reimbursement of expenses related to attendance. The chairperson of each committee receives an additional annual retainer of $5,000. Directors who are also employees of the Company receive no Board or committee fees.

     DIRECTOR LONG-TERM COMPENSATION PLAN. The Company's 1999 Director Long-Term Compensation Plan (the "DLTP") provides for an automatic restricted stock award and annual option grants to each non-employee director. (The DLTP replaced the 1994 Director Long-Term Compensation Plan, under which each non-employee director received a one-time restricted stock award and option grant on the first day of his or her initial term of service as a director.) The maximum number of shares of common stock that may be granted or subject to awards under the DLTP is 60,000, subject to adjustment in the event of stock splits, stock dividends, or changes in capital structure affecting common stock. No award may be made under the DLTP after the later of May 1, 2004 or the 2004 annual meeting of shareowners of the Company.

        ANNUAL OPTION GRANTS. Under the DLTP, immediately following each annual meeting of the Company's shareowners, each non-employee director receives a non-qualified stock option to purchase 1,000 shares of Eastman common stock. Such options have an exercise price equal to the fair market value of the underlying shares of common stock on the date the options are granted. The options vest and become exercisable with respect to one-half of the option shares on the first anniversary of the date of the grant and with respect to the remaining shares on the second anniversary of the date of the grant. Each such option has a term of ten years and is nonassignable (except by will or the laws of descent and distribution). If the grantee ceases to be a director for any reason other than death, disability or completion of his or her normal term of service, all outstanding unexercised options, whether or not vested, will expire.

        If an option is exercised by the surrender of previously-owned shares of Eastman common stock while the director is still a director or within 60 days thereafter, then the director exercising the option will be granted a new "reload" option for the number of shares so surrendered. Such replacement option will have a term equal to the remaining term of the original option, will have an exercise price equal to the fair market value of the underlying shares as of the date of exercise of the original option, and will otherwise have the same terms and conditions as the original option. Reload options will not, however, have similar replacement rights, and will be exercisable on the earlier of six months from the date of grant or the date of the grantee's termination as a director.

        Each non-employee director received an option to purchase 1,000 shares of common stock at a price of $57.25 per share under the DLTP immediately following the 1999 Annual Meeting of Shareowners on May 6, 1999.

        ONE-TIME RESTRICTED STOCK AWARDS. In addition to the options described above, each non-employee director whose initial term of service as a director begins on or after January 1, 1999 is granted, on the first date of such director's term of service as a director, an award of shares of common stock having a fair market value equal to $10,000 as of such date, subject to certain restrictions. The restricted shares granted pursuant to the DLTP are not transferable (except by will or the laws of descent and distribution) and are subject to certain risks of forfeiture as described below. All restrictions on the shares awarded under the DLTP lapse on the earlier of the third anniversary of the date of grant (provided the grantee is then still a director of the Company), the death or disability of the director, or the grantee's failure to be reelected as a director in an election in which he or she consented to be named as a director nominee. If, during the three-year vesting period, the grantee ceases to be a director of the Company and his or her directorship terminates for any reason other than death, disability or the failure to be reelected as described above, then his or her restricted shares shall be cancelled and forfeited. During the restricted period, the director has all of the rights of a shareowner (other than the right to transfer the shares) with respect to the restricted shares, including voting, dividend and other rights with respect to the stock.

        Mr. Griffin received 175 shares of restricted stock under the DLTP on May 6, 1999, the first date of his term of service as a director.

        TREATMENT OF OPTIONS AND RESTRICTED STOCK UPON "CHANGE IN CONTROL." The DLTP contains provisions regarding the treatment of options and restricted shares in the event of a "change in control" of the Company (as defined in the DLTP, generally involving circumstances in which the Company is acquired by another entity or the controlling ownership is changed). In such event, all outstanding options would immediately vest and become exercisable and all outstanding shares of restricted stock would immediately vest and become transferable, and such options and shares would be valued and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. However, the Committee on Directors has the discretion, notwithstanding any particular event constituting a change in control, to determine that the event is of the type that does not warrant the described consequences with respect to options and restricted shares under the DLTP, in which case such consequences would not occur.

     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), each non-employee director may elect to receive options to purchase Eastman common stock in lieu of his or her annual retainer (but not meeting fees or other compensation as a director). A maximum of 150,000 shares of common stock are available for the grant of stock options under the Director Stock Option Plan, subject to adjustment in the event of stock splits, stock dividends or changes in capital structure affecting common stock. No grant may be made under the Director Stock Option Plan after May 2, 2006.

        OPTIONS IN LIEU OF RETAINER FEES. Each non-employee director may make an annual advance irrevocable election to receive all or a portion of his or her retainer to be earned in the following year in options to purchase Eastman common stock. The number of shares of common stock underlying stock options granted is determined by multiplying the amount of the semi-annual retainer the director elects to receive in stock options by three and one-third, then dividing by the fair market value per share of common stock on the date the options are granted. Mr. Liu received options in lieu of retainer during 1999. The exercise price per share of all stock options granted under the Director Stock Option Plan is 100% of the fair market value per share of common stock on the grant date. Options granted under the Director Stock Option Plan are not exercisable until six months from the date of grant, and remain exercisable thereafter until the tenth anniversary of the date of grant, regardless of whether the participant is still a director.

        TREATMENT OF OPTIONS UPON "CHANGE IN CONTROL". Upon the occurrence of a "change in control" of the Company (as defined in the Director Stock Option Plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), any and all outstanding options under the Director Stock Option Plan become immediately exercisable.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Company maintains the Directors' Deferred Compensation Plan (the "DDCP"), an unfunded, non-qualified, deferred compensation plan under which non-employee directors of the Company may elect to defer compensation received as a director until such time as they cease to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred includes all cash compensation for service as a director, including retainer and meeting fees. Messrs. Arnelle and Donehower deferred compensation during 1999.

        TERMS OF DEFERRAL OF DIRECTOR COMPENSATION. The deferred amounts may be credited to individual "Interest Accounts" under the DDCP (which are credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal), to individual "Stock Accounts" under the DDCP (which increase or decrease in value depending upon the market price of Eastman common stock), or to a combination thereof. Under the Stock Account, dollar amounts are "invested" in hypothetical shares of the Company's common stock. If cash dividends are declared on shares of common stock, then any participant who has hypothetical shares in the Stock Account receives a dividend equivalent which is used to "purchase" additional hypothetical shares under the DDCP. A participant may elect to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.

        Upon termination as a director, the value of a participant's Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments, as determined in the sole discretion of the Committee on Directors. Payment will commence in any year up through the tenth year following termination of directorship, as determined by the Committee on Directors, except that payment must commence no later than the year in which the participant reaches age 71.

        The DDCP provides that a participant, whether or not still a director, may request that part or all of such participant's Interest Account and Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the Committee on Directors.

        The DDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest and Stock Accounts, provided that the participant forfeit 10% of the balance of his or her Accounts and not be permitted to participate in the DDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if, within any six month period, either 50% or more of the DDCP participants elect such early withdrawal from the DDCP or 20% or more of DDCP participants with aggregate Account balances valued at 50% or more of the total value of all DDCP Accounts elect such early withdrawal, then the Accounts of each remaining DDCP participant will be distributed in a single lump sum.

        TREATMENT OF DEFERRED COMPENSATION UPON "CHANGE IN CONTROL." If the Company undergoes a "change in control" (as defined in the DDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the Accounts of each participant, whether or not the participant is still a director, will be paid in a single lump sum no later than 90 days following the change in control.

        ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants for the Company and its subsidiaries until the Annual Meeting of Shareowners in 2001.

     The shareowners are being asked to ratify the Board's appointment of PricewaterhouseCoopers LLP. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company.

     A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from shareowners.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                              SHAREOWNER PROPOSALS

     The following two shareowner proposals have been submitted for a vote of the shareowners at the Annual Meeting. The proposals and the proponents' supporting statements are set forth below along with the Company's reasons for recommending a vote AGAINST each proposal. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction concerning a proposal, your shares will be voted against adoption of the proposal.

            ITEM 3 -- PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

     Shareowner the New York City Police Department Pension Fund, Office of the Comptroller of the City of New York, 1 Centre Street, New York, New York 10007-2341, holder of 40,400 shares of Eastman common stock, has given notice that it intends to submit the following proposal and supporting statement:

     BE IT RESOLVED, that the stockholders of Eastman Chemical Co. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

                       SUPPORTING STATEMENT OF PROPONENT

     We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

     In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

     We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

                            RESPONSE OF THE COMPANY

     When the Company became independent in 1994, management and the Board determined that a classified board structure, where the Board of Directors is divided into three classes and directors are elected to staggered three-year terms with one of the three classes being elected every year, was in the best interests of the Company and its shareowners. We continue to believe that a classified board structure remains in the best interests of the Company and its shareowners.

     Maintaining a classified board promotes stability in the planning and operations of the Board, as it ensures that at all times a majority of our Board will consist of experienced directors with in-depth knowledge of the Company's industry and affairs. A classified board also promotes stability by allowing directors to develop and more effectively oversee long-range strategic planning for the Company. This is especially true in the case of the Company, in light of the cyclical nature of the industry in which it operates. With annual election of directors, directors may be pressured to improperly focus only on producing short term results, to the ultimate detriment of the Company. In addition, the existence of three-year, as opposed to one-year, terms for directors assists the Company in attracting director candidates who are willing to make long-term commitments to the Company, which in turn increases the overall knowledge and experience of the Board with respect to the Company's operations.

     The proponent asserts that annual election of directors would foster greater accountability of the Board for the performance of the Company. In fact, a classified board fosters accountability for the performance of the Company by enabling directors to maintain independence from, and evaluate more critically, the performance of the Company's executive officers, without fear that management may recommend to the Committee on Directors of the Board that they not be nominated by the Board to stand for re-election at the end of a one-year term. At the same time, a classified board still affords shareowners the opportunity to renew and reinvigorate corporate decision making by voting on several directors each year. The Company also believes that accountability and independence is fostered by the composition of the Board's membership, which presently consists of eight outside directors and only one executive officer of the Company serving as a director.

     The proponent also asserts that a classified board could frustrate, to the detriment of long-term shareowner interest, the efforts of a third party to acquire control of the Company. It is true that a classified board may help prevent a third party from acquiring control of the Company without the cooperation of the Board, as maintaining a classified board prevents the abrupt removal of the entire Board in a single election. However, the Board does not believe that this is detrimental to the interests of our shareowners. Rather, a classified board, along with other "takeover defenses," is a useful tool in ensuring that the Board obtains fair value for our shareowners in the event of an unsolicited bid to purchase the Company. Studies have shown that the premiums paid by bidders to shareholders of companies with structural defenses, including a classified board, are typically greater than premiums paid to shareholders of companies without these defenses.

     If approved by the shareowners, the proposal would not itself declassify the Board. Rather, adoption of the proposal would serve as a recommendation to the Board to take the necessary steps to declassify the Board. Because declassifying the Board would require an amendment to our Company's Certificate of Incorporation, this would require that both a majority of the members of the Board and a majority of all outstanding shares of the Company vote in favor of a resolution to amend the Certificate of Incorporation to declassify the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ADOPTION OF THIS PROPOSAL.

ITEM 4 -- PROPOSAL TO ISSUE REPORT CONCERNING EMISSION OF "GREENHOUSE GASES" AND
                            POTENTIAL CLIMATE CHANGE

     Shareowner Sisters of Charity of the Incarnate Word Retirement Trust, 2600 North Loop West, Houston, Texas 77092, holder of 200 shares of Eastman common stock, has given notice that it intends to submit the following proposal and supporting statement:

     WHEREAS: The overwhelming majority of independent peer-reviewed atmospheric scientists agree that global warming is a real, existing problem posing serious challenges to our country;

     The Intergovernmental Panel on Climate Change, composed of more than 2000 government selected scientists, warns that global warming caused by burning fossil fuels and emitting greenhouse gases is already under way;

     More frequent and deadly heat waves have claimed the lives increasing numbers of poor, asthmatic and elderly people nationwide;

     Spring comes a week earlier across the Northern Hemisphere than it did 30 years ago;

     Severe rainstorms have grown by almost 20%;

     The Arctic ice sheet is in many places 40 inches thinner than its normal 10ft;

     Warmer waters have bleached coral reefs around the globe;

     Glaciers are melting;

     Sea levels are rising.

     WE BELIEVE: In order to leave the children of the world a safe and healthy environment, and protect threatened plants and animals, it is time for Eastman Chemical to live up to its responsibility as a producer of the pollution which causes global warming. A variety of companies including Enron, BP Amoco, 3M, Toyota and others have stated that they "accept the views of most scientists that enough is known about the science and environmental impacts of climate change for us to take actions to address its consequences." These companies are preparing for the future now by taking the concrete steps necessary to assess their opportunities for reducing the amount of carbon pollution they produce. Failing to rise to the challenge set by these industry leaders will hurt our company's competitiveness and cost our shareholders increasing amounts of money.

     RESOLVED: that the shareholder of Eastman Chemical request that the Board of Directors report (at reasonable costs and omitting proprietary information), to shareholders by August 2000, on the greenhouse gas emissions from our company's own operations and products, including (with dollars amounts where relevant) (i) what our company is doing in research and/or action to reduce those emissions and ameliorate the problem, (ii) the financial exposure of our company and its shareholders due to the likely costs of reducing those emissions and potential liability for damages associated with climate change, and (iii) actions by our company, or by the industry association to which it pays dues, promoting the view that the issue of climate change is exaggerated, not real, or that global warming may be beneficial.

                       SUPPORTING STATEMENT OF PROPONENT

     We believe that Eastman Chemical is exposing its shareholders to financial risk by continuing to produce unnecessary amounts of the pollution which causes global warming, even as the problem of climate change becomes more severe, more widely understood, and more likely to lead to legislation that will penalize excessive carbon polluters. Furthermore, we believe that our company is using shareholder money for advertising and lobbying to suggest that the problem of global warming is exaggerated, not real, or too costly to deal with; and thus using our prestige and influence to obstruct efforts to address climate change.

                            RESPONSE OF THE COMPANY

     At Eastman, environmental accountability is not taken lightly. The Company's policy is to operate its plants and facilities in a manner that protects the environment and the health and safety of its employees and the public, and in full compliance with all applicable laws and regulations. Health, safety, and environmental considerations are a priority in the Company's planning for all existing and new products and processes. The Health, Safety & Environmental and Public Policy Committee of Eastman's Board of Directors reviews the Company's policies and practices concerning health, safety, and the environment, and its processes for complying with related laws and regulations, and monitors significant related matters. See "Item 1 -- Election of Directors -- Board Committees". The Company makes significant expenditures for environmental protection and improvement.

     The Company's careful consideration of health, safety, and the environment includes the issue of potential climate change. The Company's expenditures for environmental protection and improvement include significant capital expenditures for the updating and maintenance of facilities to enhance energy efficiency and reduce emissions. The quality of air is monitored at all of our plant sites and continues to meet stringent federal and state standards. Eastman's TRI emissions, which are reported to the public every year, have been reduced by 80% since 1988. The Company has won numerous awards for its energy efficiency efforts, including a total of eight Chemical Manufacturers Association Energy Efficiency Awards in 1999. Additionally, the Company's Global Climate Issue Management Team studies and addresses this specific issue. Based upon recommendations from this team, the Company advocates increased funding of both public and private scientific research to enhance the understanding of the possible causes and implications of climate change. The Company also supports voluntary measures by all economic sectors that lead to emission reductions, improved energy efficiency, removal of greenhouse gases from the atmosphere, and the development and deployment of advanced technologies that support these goals. As with any matter potentially affecting the Company's operations, the Company will continue to monitor the global warming issue and, if and when material information regarding its potential impact upon the Company is known, will fulfill its obligation to convey such information to shareowners. However, the Board does not believe that a report of the type requested by the proponent would be useful or informative for shareowners.

     The proposal requests, in part, that the Board report upon "the financial exposure of our company and its shareholders due to the likely costs of reducing those [greenhouse gas] emissions and potential liability for damages associated with climate change." The supporting statement accompanying the proposal alludes to potential "legislation that will penalize excessive carbon polluters." The Board believes that, given the lack of consensus within the scientific community regarding the potential implications of the climate change issue, any report attempting to quantify potential financial effects on the Company would be entirely speculative and, consequently, of little, if any, value to shareowners. Clearly, the Company is not in a position to assess the costs of compliance with legislation that has not been enacted, or potential damages to as yet unknown parties. Moreover, while the Company, like most manufacturing companies, emits some level of "greenhouse gases" (such as carbon dioxide) in the course of its operations, the Board does not believe that the nature of its products or operations renders the Company more vulnerable to liability in connection with potential climate change than manufacturers generally.

     The proposal also requests that the report describe the Company's research efforts in connection with global climate change and "actions by our company, or by the industry association to which it pays dues. . ." promoting views that call into question the existence, extent or harmful nature of global warming. To the extent that the Company's research, lobbying or other activities undertaken to address the climate change issue are material, information regarding such activities will necessarily be communicated to shareowners through the Company's regular reports filed with the SEC. We believe, therefore, that an additional report of the type requested by the proponent would be duplicative and unnecessary.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ADOPTION OF THIS PROPOSAL.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Eastman common stock by each current director, by each executive officer named in the Summary Compensation Table (under "Executive
Compensation -- Compensation Tables"), and by all directors and executive officers as a group, as of December 31, 1999.

                                                                 NUMBER OF SHARES OF
                                                              COMMON STOCK BENEFICIALLY
                            NAME                                     OWNED(1)(2)
                            ----                              -------------------------
Earnest W. Deavenport, Jr...................................            350,757(3)
R. Wiley Bourne, Jr.........................................            186,687(4)
James L. Chitwood...........................................            126,658(5)
Harold L. Henderson.........................................             57,142(6)
Allan R. Rothwell...........................................             18,967(7)
H. Jesse Arnelle............................................              2,545(8)
Calvin A. Campbell, Jr......................................              4,850(9)
Jerry E. Dempsey............................................              5,801(10)
John W. Donehower...........................................              1,080(11)
Donald W. Griffin...........................................                178(12)
Lee Liu.....................................................              4,363(13)
Marilyn R. Marks............................................              5,768(14)
John A. White...............................................              5,470(15)
Directors and executive officers as a group (20 persons)....          1,054,698(16)

---------------

 (1) Information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission (the "SEC"). Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.

 (2) The total number of shares of common stock beneficially owned by all directors and executive officers as a group represents approximately 1.33% of the shares of common stock outstanding as of December 31, 1999. The percentage beneficially owned by any individual director or executive officer does not exceed one percent of the outstanding shares of common stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.
 (3) Includes 336,611 shares that may be acquired upon exercise of options (including the option to purchase 80,000 shares only if certain stock price targets are met).
 (4) Includes 159,739 shares that may be acquired upon exercise of options and 907 shares allocated to Mr. Bourne's Eastman Employee Stock Ownership Plan (the "ESOP") account.
 (5) Includes 99,662 shares that may be acquired upon exercise of options and 893 shares allocated to Dr. Chitwood's ESOP account. Also includes 101 shares held by Dr. Chitwood's spouse as custodian for his adult children, as to which shares Dr. Chitwood disclaims beneficial ownership.
 (6) Includes 50,000 shares that may be acquired upon exercise of options and 183 shares allocated to Mr. Henderson's ESOP account.
 (7) Includes 17,195 shares that may be acquired upon exercise of options and 770 shares allocated to Mr. Rothwell's ESOP account.
 (8) Includes 278 shares that may be acquired upon exercise of options.
 (9) Includes 578 shares that may be acquired upon exercise of options.
(10) Includes 476 shares that may be acquired upon exercise of options and 191 restricted shares which generally vest on May 1, 2000, but as to which Mr. Dempsey currently has voting power. See "Item 1 -- Election of
     Directors -- Director Compensation -- Director Long-Term Compensation
     Plan."
(11) Includes 407 shares that may be acquired upon exercise of options and 163 restricted shares which generally vest on February 3, 2001, but as to which Mr. Donehower currently has voting power. See "Item 1 -- Election of Directors -- Director Compensation -- Director Long-Term Compensation Plan."
(12) Includes 175 restricted shares which generally vest on May 6, 2002, but as to which Mr. Griffin currently has voting power. See "Item 1 -- Election of Directors -- Director Compensation -- Director Long-Term Compensation Plan."
(13) Includes 2,190 shares that may be acquired upon exercise of options. Also includes 600 shares held by Mr. Liu's spouse, as to which shares Mr. Liu disclaims beneficial ownership, and 1,000 shares held by the Lee and Andrea Liu Foundation.
(14) Includes 2,758 shares that may be acquired upon exercise of options.
(15) Includes 2,188 shares that may be acquired upon exercise of options.
(16) Includes a total of 757,034 shares that may be acquired upon exercise of options and 7,941 shares allocated to executive officers' ESOP accounts. Includes shares and options held by and shares allocated to the ESOP accounts of the spouses of executive officers not named above, as to which shares and options such executive officers disclaim beneficial ownership. Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares three executive officers not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.

COMMON STOCK AND COMMON STOCK UNITS

     In addition to shares of Eastman common stock beneficially owned, certain of the executive officers have units of common stock ("Common Stock Units") credited to their individual Stock Accounts in the Eastman Executive Deferred Compensation Plan (the "EDCP") and in the Eastman ESOP Excess Plan, and certain of the directors have Common Stock Units credited to their individual Stock Accounts in the DDCP. See "Item 1 -- Election of Directors -- Director Compensation -- Directors' Deferred Compensation Plan" and "Executive Compensation -- Compensation Tables -- Summary Compensation Table" and
"-- Compensation and Management Development Committee Report on Executive Compensation".

     The following table shows, for each current director and each executive officer named in the Summary Compensation Table, and for all directors and executive officers as a group, the aggregate of the number of shares of common stock beneficially owned by such person and group, as set forth in the preceding table, and the number of Common Stock Units credited to the Stock Accounts of such person and group. Common Stock Units represent hypothetical "investments" in Eastman common stock. The value of one Common Stock Unit is equal to the market value of one share of Eastman common stock. Although the DDCP, EDCP, and ESOP Excess Plan allow Common Stock Units to be paid out only in the form of cash, and not in shares of common stock, Common Stock Units create essentially the same stake in the market performance of the Company's common stock as do actual shares of common stock. As a result, Common Stock Units are counted with certain shares of common stock beneficially owned (excluding certain shares which may be deemed beneficially owned under SEC rules, such as shares underlying options, shares owned by the individual's spouse, and shares over which the individual shares voting and investment power, but in which the individual has no pecuniary interest) for purposes of the Company's stock ownership guidelines -- four times target total annual compensation for the Chief Executive Officer, three times target total annual compensation for the other executive officers named in the Summary Compensation Table, and three times the annual retainer fee for non-employee directors. See "Executive Compensation -- Compensation and Management Development Committee Report on Executive Compensation." The table below is included to provide a better indication of the stake of the named individuals, and of the directors and executive officers as a group, with respect to Eastman common stock.

                                                              NUMBER OF SHARES OF
                                                               COMMON STOCK AND
                                                              COMMON STOCK UNITS
NAME                                                          BENEFICIALLY OWNED
----                                                          -------------------
Earnest W. Deavenport, Jr...................................         454,898
R. Wiley Bourne, Jr.........................................         231,648
James L. Chitwood...........................................         132,160
Harold L. Henderson.........................................          57,327
Allan R. Rothwell...........................................          22,667
H. Jesse Arnelle............................................           3,917
Calvin A. Campbell, Jr......................................           4,850
Jerry E. Dempsey............................................           5,801
John W. Donehower...........................................           1,080
Donald W. Griffin...........................................             178
Lee Liu.....................................................           4,363
Marilyn R. Marks............................................           6,887
John A. White...............................................           9,302
Directors and executive officers as a group (20 persons)....       1,249,981(1)

---------------

(1) Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares three executive officers not named above share voting and investment power as directors of the Foundation but in which shares such executive officers have no pecuniary interest.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNER

     The following table sets forth certain information regarding the only known beneficial owner of more than 5% of Eastman common stock.

                                                              NUMBER OF SHARES OF   PERCENT
                                                                 COMMON STOCK          OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    CLASS(1)
------------------------------------                          -------------------   --------
Sanford C. Bernstein & Co., Inc.............................       8,894,046(2)       11.6%
  767 Fifth Avenue
  New York, New York 10153

---------------

(1) Based upon the number of shares of common stock outstanding and entitled to be voted at the Annual Meeting as of the record date.
(2) As of December 31, 1999, based on a Schedule 13G filed with the SEC by Sanford C. Bernstein & Co., Inc., an investment adviser. According to the
    Schedule 13G, Sanford C. Bernstein & Co., Inc. has sole investment power with respect to all of such shares, sole voting power with respect to 5,341,882 of such shares, and shared voting power with respect to 808,295 of such shares.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                               --------------------------------
                                                                                 AWARDS             PAYOUTS
                                             ANNUAL COMPENSATION(1)            ----------        --------------
                                     ---------------------------------------   SECURITIES          LONG-TERM
    NAME AND PRINCIPAL                                        OTHER ANNUAL     UNDERLYING        INCENTIVE PLAN      ALL OTHER
         POSITION           YEAR     SALARY(2)    BONUS(3)   COMPENSATION(4)    OPTIONS            PAYOUTS(5)     COMPENSATION(6)
    ------------------      ----     ----------   --------   ---------------   ----------        --------------   ---------------
Earnest W. Deavenport, Jr.  1999      $775,000    $732,375      $ 28,810         200,000(7)         $      0          $40,789
  Chairman and Chief        1998       763,333     502,998        42,917          15,500             239,459           40,175
  Executive Officer         1997       688,542     692,130        13,715         204,957(8)(9)       329,384           36,239
R. Wiley Bourne, Jr.(10)    1999       445,800     269,052        14,539          18,500                   0           22,741
  Vice Chairman             1998       440,100     212,387        22,650          12,920(8)          140,600           23,163
  and Executive             1997       421,900     296,158         8,238           9,250             193,400           22,205
  Vice President
James L. Chitwood           1999       391,589     242,033       321,967          60,441(7)(8)             0           18,816
  Senior Vice President,    1998       354,033     170,407       306,876           8,750             103,253           18,633
  Corporate Strategy and    1997       343,733     240,009        63,852           8,000             142,028           18,091
  Chief Technology Officer
Harold L. Henderson(11)     1999       323,000     218,676         5,933               0(12)               0           12,619
  Senior Vice President     1998       318,667     153,866         5,162               0(12)               0           16,772
  and General Counsel       1997       307,803     206,590        10,595               0(12)               0                0
Allan R. Rothwell(13)       1999       265,700     235,315         3,073          91,000(7)                0           14,611
  President                 1998       217,850      98,096         2,738           7,010              13,181           11,466
  Chemicals Group           1997       161,725      71,013           255           2,050              12,087            8,512

---------------

 (1) Includes both amounts paid for the indicated years and amounts earned during the indicated years but deferred under the Executive Deferred Compensation Plan.
 (2) Base salary amount is reduced to below competitive pay levels, and the difference between base salary and competitive pay level is made variable and is placed "at risk" under the Eastman Performance Plan and the Annual Performance Plan (and, beginning 2000, the Unit Performance Plan). For 1999, 40% of Mr. Deavenport's annual compensation and 33% of the annual compensation for Messrs. Bourne, Henderson, and Rothwell and Dr. Chitwood was at risk under the Eastman Performance Plan and Annual Performance Plan. See "Bonus" column and "Compensation and Management Development Committee Report on Executive Compensation."
 (3) Cash payments in the year following for services rendered in the year indicated under the Eastman Performance Plan (for 1998 and 1997) and the Annual Performance Plan (for 1999, 1998, and 1997). The Eastman Performance Plan and the Annual Performance Plan, unlike traditional bonus plans, require participants to place a portion of their annual compensation "at risk" by reducing their base salary levels to below competitive pay levels. A significant portion of the compensation reported in the "Bonus" column constitutes annual cash compensation which was placed "at risk" at the beginning of the indicated year and earned during the year based upon Company performance. Also includes a length-of-service recognition award paid to Mr. Bourne in 1999 and an extraordinary contribution recognition award paid to Mr. Rothwell in 1999. See "Compensation and Management Development Committee Report on Executive Compensation."
 (4) Includes amounts reimbursed for payment of taxes on certain compensation and benefits, and the portion of interest accrued on deferred compensation under the Executive Deferred Compensation Plan and on certain stock options at a rate that exceeded 120 percent of the then applicable Federal long-term rate. The amounts reported for Dr. Chitwood also include tax gross-up payments attributed to his overseas assignment.
 (5) Represents fair market value of payout during the year following of stock earned under performance shares awarded at the beginning of the three-year performance period ended in the year indicated, with shares earned based upon total return to shareowners during the three-year performance period relative to that of peer companies. The payout, unless deferred at the election of the participant, is in the form of unrestricted shares of Eastman common stock. The amount reported represents the fair market value of the shares earned, based upon the per share closing price of the common stock on the New York Stock Exchange on the payment date. Mr. Henderson was first awarded performance shares for the 1997-1999 performance period; accordingly, he was not eligible to receive payouts for the performance periods ended 1997 and 1998. See "Long-

     Term Incentive Plan -- Awards in Last Fiscal Year" table and "Compensation and Management Development Committee Report on Executive Compensation."
 (6) The amounts for 1998 and 1997 are the portion of the Eastman Performance Plan payment which was contributed or credited by the Company to the employee's accounts in the Eastman ESOP and Eastman ESOP Excess Plan, and the amounts for 1999 are annual Company contributions to the accounts of Messrs. Deavenport, Bourne, and Rothwell and Dr. Chitwood in the Eastman Investment Plan, a 401(k) retirement plan, and to Mr. Henderson's accounts in the Eastman ESOP and Eastman ESOP Excess Plan. Pursuant to the time of service condition to participation, the Company made no contribution or credit to Mr. Henderson's accounts in the Eastman ESOP and Eastman ESOP Excess Plan for 1997. See "Compensation and Management Development Committee Report on Executive Compensation."
 (7) Includes an option to purchase shares of Eastman common stock only if specified conditions tied to the price appreciation of Eastman common stock, and other conditions, are met. See "Option Grants in Last Fiscal Year" table and "Compensation and Management Development Committee Report on Executive Compensation."
 (8) Includes "reload" options received by Mr. Deavenport (4,957 in 1997), Mr. Bourne (3,670 in 1998), and Dr. Chitwood (6,941 in 1999) to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of options. See "Option Grants in Last Fiscal Year" and "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" tables.
 (9) Includes an option granted in September 1997 to purchase 200,000 shares of Eastman common stock at an exercise price of $60.75 per share subject to stock price vesting and time vesting conditions, both of which must be met for the option to become exercisable. Subject to the price vesting conditions, the option becomes exercisable 20% per year beginning one year from grant date. Subject to the time vesting conditions, the option will become exercisable as to 50% of the underlying shares if the average of the closing prices of Eastman common stock for any twenty consecutive trading days equals or exceeds $80 within three years from grant date, and as to 100% of the underlying shares if the average of the closing prices of Eastman common stock for any twenty consecutive trading days equals or exceeds $100 within five years from grant date. The option will be forfeited on the fifth anniversary of the grant date as to any shares for which the applicable stock price target is not met. The option is also subject to forfeiture in the event of early termination of employment under certain circumstances and in the event of violation of specified prohibitions concerning competition, confidentiality, and other activity adverse to the interests of the Company. In the event of a "change of ownership", or in certain circumstances following a "change in control", conditions to vesting would be deemed to have been satisfied. See "Change-In-Control Arrangements and Employment Agreement -- Omnibus Long-Term Compensation Plans."
(10) During 1999, Mr. Bourne announced his retirement effective March 1, 2000.
(11) Effective January 1, 2000, Mr. Henderson assumed responsibility for coordinating special initiatives under the direction of the Chief Executive Officer. Theresa K. Lee, formerly Vice President, Associate General Counsel and Secretary, was appointed Vice President, General Counsel and Secretary.
(12) Under the terms of his Employment Agreement, in December 1996 Mr. Henderson received an award of 876 restricted shares of Common Stock and a special one-time option to purchase 50,000 shares, which grant was in lieu of options that would normally be granted during the term of the Employment Agreement under the stock option program. See "Change-in-Control Arrangements and Employment Agreement" and "Compensation and Management Development Committee Report on Executive Compensation."
(13) As part of a reorganization of the Company, effective September 1, 1999, Mr. Rothwell was named President, Chemicals Group and J. Brian Ferguson was named President, Polymers Group. Mr. Rothwell was formerly Senior Vice President and Chief Financial Officer. James P. Rogers succeeded Mr. Rothwell as Senior Vice President and Chief Financial Officer.

     The following table sets forth certain information regarding options granted during 1999 under the Company's Omnibus Long-Term Compensation Plans to the individuals named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                            ----------------------------------------------------------------------
                                                 PERCENTAGE OF TOTAL
                                NUMBER OF           OPTIONS/SARS
                                SECURITIES           GRANTED TO         EXERCISE OR
                            UNDERLYING OPTIONS      EMPLOYEES IN         BASE PRICE     EXPIRATION
NAME                             GRANTED             FISCAL YEAR         PER SHARE         DATE
----                        ------------------   -------------------   --------------   ----------
E. W. Deavenport, Jr......       169,000(5)             10.92%            $37.9375       10/18/09
                                  31,000(7)              2.00%             45.8125       02/15/09
R. W. Bourne, Jr..........        18,500(7)              1.20%             45.8125       02/15/09
J. L. Chitwood............        40,000(5)              2.58%             37.9375       10/18/09
                                  13,500(7)              0.87%             45.8125       02/15/09
                                   5,839(8)              0.38%             50.0000       03/10/03
                                   1,102(8)              0.07%             58.8750       03/10/03
H. L. Henderson(9)........             0                   --                   --             --
A. R. Rothwell............        80,000(5)              5.17%             37.9375       10/18/09
                                  11,000(7)              0.71%             45.8125       02/15/09

                              POTENTIAL REALIZABLE VALUE AT
                                 ASSUMED ANNUAL RATES OF
                               STOCK PRICE APPRECIATION FOR
                                      OPTION TERM(1)
                            ----------------------------------

NAME                        0%(2)     5%(3)          10%(4)
----                        -----   ----------     -----------
E. W. Deavenport, Jr......   $0     $4,032,119(6)  $10,218,180(6)
                              0        893,148       2,263,413
R. W. Bourne, Jr..........    0        533,008       1,350,747
J. L. Chitwood............    0        954,348(6)    2,418,504(6)
                              0        388,952         985,680
                              0         62,917         135,494
                              0         13,982          30,111
H. L. Henderson(9)........    0              0               0
A. R. Rothwell............    0      1,908,695(6)    4,837,008(6)
                              0        316,924         803,147

---------------

(1) The dollar amounts under these columns are the result of calculations projected for the term of each individual grant, assuming 0%, and the 5% and 10% rates set by the SEC, of compounded annual appreciation, and are not intended to forecast possible future appreciation, if any, of the market price of Eastman common stock.
(2) No gain to the optionee is possible without an increase in stock price, which would benefit all shareowners commensurately. A 0% appreciation in stock price would result in zero dollars for the optionee.
(3) Represents the appreciation in stock price from the exercise price until the expiration date assuming a 5% per year appreciation in stock price. For example, for the option expiring on February 15, 2009, a 5% per year appreciation in stock price from $45.8125 per share yields $74.62 per share.
(4) Represents the appreciation in stock price from the exercise price until the expiration date assuming a 10% per year appreciation in stock price. For example, for the option expiring on February 15, 2009, a 10% per year appreciation in stock price from $45.8125 per share yields $118.83 per share.
(5) Performance-based stock option with stock price vesting and time vesting conditions, both of which must be met for the option to become exercisable. Subject to the price vesting conditions, the option becomes exercisable in 50% increments on each of the first two anniversaries of the grant date. Subject to the time vesting conditions, the option will become exercisable as to 1% of the underlying shares if the average daily closing price of Eastman common stock on the New York Stock Exchange for any twenty consecutive trading days equals or exceeds $39.00 on or before October 19, 2001; as to 100% of the underlying shares if the average daily closing price for any twenty consecutive trading days equals or exceeds $70.00 on or before October 19, 2001; and, as to specified numbers between 1% and 100% of the underlying shares if the average daily closing prices for any twenty consecutive days equal or exceed specified prices between $39.00 and $70.00 on or before October 19, 2001. The option will be cancelled and forfeited on October 19, 2001 as to any shares for which the applicable stock price target is not met. In addition, if the optionee terminates his employment for approved reasons such as death, disability, or retirement, if prior to the first anniversary of the grant date, then the option will be forfeited as to two-thirds of the underlying shares; or, if between the first and second anniversary of the grant date, then the option would be forfeited as to one-third the underlying shares. The option also provides for forfeiture in the event of violation by the optionee of specified prohibitions concerning competition, confidentiality, and other activity adverse to the interests of the Company. In the event of a "change in ownership", or in certain circumstances following a "change in control", conditions to vesting would be deemed to have been satisfied. See "Change-In-Control Arrangements and Employment
    Agreement -- Omnibus Long-Term Compensation Plans."
(6) If the price vesting conditions of the performance-based stock options are not met, then the hypothetical appreciation of the stock price shown would not be realized, because the option would be forfeited prior to the end of the option term.
(7) The options vest and become exercisable in 50% increments on each of the first two anniversaries of the grant date, with acceleration of vesting in the event of a "change in ownership" or in certain circumstances following a "change in control." See "Change-In-Control Arrangements and Employment Agreement -- Omnibus Long-Term Compensation Plans." The exercise price may be paid by surrendering previously owned shares of Eastman common stock, in which case the optionee will receive a new option to purchase the same number of shares as surrendered in the exercise. Such "reload" options have an exercise price equal to the fair market value of the underlying common stock on the date of the new grant.
(8) "Reload" option received upon exercise of previously granted option through surrender of shares of common stock and covering the same number of shares as surrendered in the exercise. The reload option is vested and exercisable immediately upon grant.
(9) Under the terms of his Employment Agreement, in December, 1996 Mr. Henderson received a special one-time option to purchase 50,000 shares of common stock, which grant was in lieu of options that would normally be granted during the term of the Employment Agreement under the stock option program. See "Severance and Change-in-Control Arrangements and Employment Agreement", "Summary Compensation Table", and "Compensation and Management Development Committee Report on Executive Compensation."

     The following table sets forth certain information regarding exercises of options during 1999, and total options and stock appreciation rights ("SARs") held at year end, by the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY
                                NUMBER OF                  OPTIONS/SARS AT            OPTIONS/SARS AT
                                SECURITIES                 FISCAL YEAR-END          FISCAL YEAR-END(1)
                                UNDERLYING              ----------------------     ---------------------
                                 OPTIONS      VALUE          EXERCISABLE/              EXERCISABLE/
             NAME               EXERCISED    REALIZED       UNEXERCISABLE              UNEXERCISABLE
             ----               ----------   --------   ----------------------     ---------------------
E. W. Deavenport, Jr..........    11,342     $213,931      281,111/407,750(2)      $1,652,250/$1,668,759(2)
R. W. Bourne, Jr..............     7,521       31,672       150,489/23,125                967,338/31,218
J. L. Chitwood................     8,138       63,172        92,912/57,875(2)            229,449/405,301(2)
H. L. Henderson...............        --           --             50,000/0                           0/0
A. R. Rothwell................        --           --        11,695/94,505(2)             22,800/783,602(2)

---------------

(1) Represents the difference between the average of the high and low trading prices on the New York Stock Exchange on December 31, 1999 of the common stock underlying the options and SARs on December 31, 1999 and the exercise or base price of the options and SARs.
(2) Includes options to purchase shares of common stock if specified conditions tied to the price appreciation of Eastman common stock, and certain other conditions, are met. See "Summary Compensation Table" and "Option Grants in Last Fiscal Year" table.

     The following table sets forth certain information regarding long-term incentive plan awards during 1999 to the individuals named in the Summary Compensation Table.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                                                               NON-STOCK PRICE-BASED PLANS
                            NUMBER OF          PERFORMANCE OR      ----------------------------------------------------
                         SHARES, UNITS OR    OTHER PERIOD UNTIL       BELOW
         NAME              OTHER RIGHTS     MATURATION OR PAYOUT   THRESHOLD(#)   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
         ----            ----------------   --------------------   ------------   ------------   ---------   ----------
E. W. Deavenport,
  Jr...................       10,900              3 Years              -0-           1,090        11,990       21,800
R. W. Bourne, Jr.......        6,400              3 Years              -0-             640         7,040       12,800
J. L. Chitwood.........        4,700              3 Years              -0-             470         5,170        9,400
H. L. Henderson........        3,100              3 Years              -0-             310         3,410        6,200
A. R. Rothwell.........        3,900              3 Years              -0-             390         4,290        7,800

     The above table reflects performance shares awarded under the 1997 Omnibus Long-Term Compensation Plan. Such awards were made under a three-year Long-Term Performance Subplan. The awards reflected in the table were granted in February 1999 for a 1999-2001 cycle. Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the peer companies identified in the Performance Graph. Future payouts, if any, are based upon the Company's position in a ranking of the unweighted total shareowner returns of the compared companies. If the Company's total shareowner return ("TSR") ranks below the fifteenth company (threshold), no award will be earned; if TSR ranks at threshold, 10% of the target awards will be earned; if TSR ranks tenth (target), 110% of the target awards will be earned; and if TSR ranks first of the compared companies (maximum), 200% of the target awards will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

PENSION PLANS

     EASTMAN RETIREMENT ASSISTANCE PLAN. The Company presently has in effect a tax-qualified, non-contributory defined benefit pension plan known as the Eastman Retirement Assistance Plan ("ERAP") for substantially all active U.S. employees, other than employees of Lawter International, Inc. and certain other subsidiaries. A participant's total ERAP benefit consists of his "Pre-2000 Benefit" and "Pension Equity Benefit", as described below.

        PRE-2000 BENEFIT. Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. The following table sets forth the estimated annual Pre-2000 Benefits payable upon retirement (including any amounts attributable to the plans described under "Supplemental Pension Plans" below) to persons in the specified compensation and years-of-service classifications who are eligible for a full unreduced Pre-2000 Benefit.

                               PENSION PLAN TABLE

   AVERAGE                             YEARS OF SERVICE
PARTICIPATING   ---------------------------------------------------------------
COMPENSATION       15         20         25         30         35         40
-------------   --------   --------   --------   --------   --------   --------
 $  200,000     $ 44,904   $ 59,872   $ 74,840   $ 89,808   $104,776   $110,015
    250,000       56,904     75,872     94,840    113,808    132,776    139,415
    300,000       68,904     91,872    114,840    137,808    160,776    168,815
    350,000       80,904    107,872    134,840    161,808    188,776    198,215
    400,000       92,904    123,872    154,840    185,808    216,776    227,615
    450,000      104,904    139,872    174,840    209,808    244,776    257,015
    500,000      116,904    155,872    194,840    233,808    272,776    286,415
    550,000      128,904    171,872    214,840    257,808    300,776    315,815
    600,000      140,904    187,872    234,840    281,808    328,776    345,215
    650,000      152,904    203,872    254,840    305,808    356,776    374,615
    700,000      164,904    219,872    274,840    329,808    384,776    404,015
    750,000      176,904    235,872    294,840    353,808    412,776    433,415
    800,000      188,904    251,872    314,840    377,808    440,776    462,815
    850,000      200,904    267,872    334,840    401,808    468,776    492,215
    900,000      212,904    283,872    354,840    425,808    496,776    521,615
    950,000      224,904    299,872    374,840    449,808    524,776    551,015
  1,000,000      236,904    315,872    394,840    473,808    552,776    580,415
  1,050,000      248,904    331,872    414,840    497,808    580,776    609,815
  1,100,000      260,904    347,872    434,840    521,808    608,776    639,215
  1,150,000      272,904    363,872    454,840    545,808    636,776    668,615
  1,200,000      284,904    379,872    474,840    569,808    664,776    698,015
  1,250,000      296,904    395,872    494,840    593,808    692,776    727,415
  1,300,000      308,904    411,872    514,840    617,808    720,776    756,815
  1,350,000      320,904    427,872    534,840    641,808    748,776    786,215
  1,400,000      332,904    443,872    554,840    665,808    776,776    815,615
  1,450,000      344,904    459,872    574,840    689,808    804,776    845,015
  1,500,000      356,904    475,872    594,840    713,808    832,776    874,415
  1,550,000      368,904    491,872    614,840    737,808    860,776    903,815
  1,600,000      380,904    507,872    634,840    761,808    888,776    933,215

        To the extent that any individual's annual Pre-2000 Benefit, as reflected in the foregoing table, exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See "Supplemental Pension Plans" below.

        Pre-2000 Benefits under the ERAP are based upon the participant's "average participating compensation", which is the average of three years of those earnings described in the ERAP as "participating compensation." "Participating compensation," in the case of the executive officers identified in the Summary Compensation Table, consists of salary and bonus payments, including allowance in lieu of salary for authorized periods of absence, such as illness, vacation, or holidays.

        The estimated annual Pre-2000 Benefits reflected in the preceding Pension Plan Table have been computed in straight-life annuity amounts and are not subject to any deductions for Social Security or other offset amounts. An employee is eligible for an unreduced Pre-2000 Benefit when such employee's aggregate age plus years of eligible service totals 85 or at age 65.

        Years of accrued service credited through 1999 and the amount of average participating compensation at the end of 1999 for the individuals named in the Summary Compensation Table were as follows: Mr. Deavenport, 39 years and $1,316,499; Mr. Bourne, 40 years and $730,913; Dr. Chitwood, 31 years and $600,321; Mr. Henderson, 3 years and $440,065; and Mr. Rothwell, 30 years and $289,977. See "Change-In-Control Arrangements and Employment Agreement" for certain supplementary and alternative compensation and benefits payable to Mr. Henderson upon his retirement.

        PENSION EQUITY BENEFIT. Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the new formula, beginning January 1, 2000, a participant earns a certain pension equity percentage each year based on his age and total service with the Company, using the following chart:

                                                                          FOR AVERAGE PARTICIPATING
                                                                            COMPENSATION OVER THE
                  POINTS                          FOR ALL AVERAGE          AVERAGE SOCIAL SECURITY
              (AGE + SERVICE)                PARTICIPATING COMPENSATION           WAGE BASE
              ---------------                --------------------------   -------------------------
Under 35...................................                2%                         2%
35-44......................................              2.5%                         2%
45-54......................................                3%                         3%
55-64......................................              4.5%                         3%
65-74......................................                6%                         5%
75-84......................................                9%                         8%
85-94......................................             12.5%                        10%
95 & Over..................................               16%                        10%
After 40 Years of Service..................                8%                         5%

        When a participant terminates, he is entitled to a pension lump sum, payable over five years, which is equal to the accumulated percentages in the second column times his average participating compensation, plus the accumulated percentages in the third column times his average participating compensation in excess of his average Social Security wage base. The lump sum may also be converted to various forms of annuities.

        To the extent that any individual's Pension Equity Benefit exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See "Supplemental Pension Plans" below.

     SUPPLEMENTAL PENSION PLANS. The Company maintains two unfunded, nonqualified plans that will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of restrictions under the Internal Revenue Code of 1986, as amended, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted under the ERAP. The timing and form of payment of amounts accrued under these supplemental pension plans have not yet been determined. Those determinations will be made at the sole discretion of the Vice President, Human Resources, with respect to participants other than executive officers, or the Compensation Committee, with respect to participants who are executive officers.

     The Company has established a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded account balances under the supplemental pension plans. See "Change-in-Control Arrangements and Employment Agreement -- Benefit Security Trust."

CHANGE-IN-CONTROL ARRANGEMENTS AND EMPLOYMENT AGREEMENT

     SEVERANCE AGREEMENTS. The Company has entered into Severance Agreements with the five individuals named in the Summary Compensation Table and certain other officers of the Company. Each Agreement has a term of three years (with automatic one-year extensions absent advance notice otherwise from the Company); provided, however, that upon the occurrence of a "change in control" or a "potential change in control" (as defined in the Agreements) prior to such termination date, the term of the Agreement will automatically be extended for two years from the date of the change in control or potential change in control, as the case may be. If, at any time during the term of the Agreement and before the occurrence of a change in control or a potential change in control, there occurs a reduction in the employee's level of responsibility, position, authority or duties, the Company may in its sole discretion terminate the Agreement.

     A "change in control" is defined in the Agreements to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; any person (other than the Company or certain affiliated entities) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities; or the Board adopts a resolution to the effect that a potential change in control has occurred.

     If during the term of the Agreements and following a change in control (or within 120 days before or after a potential change in control) of the Company, the employee's employment with the Company is terminated by the Company other than for "cause" (as defined), death or disability, or by the employee for "good reason" (which includes a reduction in the employee's compensation, certain relocations of the employee's office, the exclusion of the employee from new compensation arrangements offered to similarly situated employees, or a material reduction in the employee's responsibility, position, authority, or duties, and also includes a termination by the employee for any reason or no reason during the 30-day period beginning on the first anniversary of the change in control), then, in addition to any other benefits accruing to the employee outside the scope of the Agreement: (1) the acquiror will pay the employee any unpaid salary, benefits or awards that shall have been earned or become payable through the date of termination; (2) the acquiror will pay to the employee as severance an amount equal to three times (or four times in the case of Mr. Deavenport) the employee's "pay" (defined as the average of the three highest out of the last ten years of the employee's total annual compensation, including base annual salary, bonus, the grant date value of stock grants, and incentive compensation); (3) the acquiror will maintain in effect for three years (or four years in the case of Mr. Deavenport) after the date of termination for the employee and his dependents all welfare benefit plans in which the employee was entitled to participate immediately prior to termination; and (4) the acquiror will pay the employee a single lump sum amount equal to the actuarial equivalent of (a) the retirement benefit to which the employee would have been entitled under the ERAP and the excess retirement plans described above under "Pension Plans" if the employee had five additional years of service and was five years older, minus (b) the retirement benefit to which the employee is actually entitled under the ERAP and the excess retirement plans.

     If the amount payable to the employee under these Agreements exceeds certain threshold amounts, federal excise tax could be imposed on the employee and the Company could lose a tax deduction for a portion of the payment. If the amount payable would result in such effects, but exceeds the applicable threshold by $30,000 or less, the amount payable will be reduced by the amount the payment exceeds the threshold. If the payment exceeds the threshold by more than $30,000, the employee will be entitled to full benefits under the Agreement and to additional amounts to compensate him or her fully for the imposition of the federal excise tax (including federal, state, and excise taxes applicable to the receipt of such additional amount).

     The Company has established a "Rabbi Trust" to provide a degree of financial security for any amounts which may become payable to officers under the Severance Agreements. See "Benefit Security Trust."

     EMPLOYEE PROTECTION PLAN. The Company's Employee Protection Plan provides severance pay, health, dental, disability, and life insurance continuation, and a retraining allowance (of up to $5,000) for substantially all employees whose employment is terminated within two years following a "change in control" (as defined in such plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). For purposes of the Employee Protection Plan, participants have been credited with service with Eastman Kodak Company and its affiliates prior to the Company's spin-off from Eastman Kodak. The Employee Protection Plan provides for a lump sum severance payment of three weeks of "pay" (as defined in the plan) for each year of service up to 16 years and four weeks of pay for each year of service in excess of 16, with a minimum of six weeks of pay and a maximum of 104 weeks. Health, dental, disability, and life insurance would be continued at the Company's expense for up to 12 months, depending on years of service, on the same basis as in effect on the date of employment termination (except that no employee contributions would be required). In addition, the Employee Protection Plan provides for the payment of certain bonuses declared in the year in which employment terminates. The plan provides for a "gross-up payment" in the event the total payments under the Employee Protection Plan and any other plan or agreement of an employee with the Company subject the employee to certain federal excise taxes. The gross-up payment would be in an amount such that the net amount retained by the employee, after deduction of any such excise tax and any tax on the gross-up payment, would equal the total payments under the Employee Protection Plan and other plans or agreements.

     OMNIBUS LONG-TERM COMPENSATION PLANS. The Company's 1997 Omnibus Long-Term Compensation Plan (the "1997 Omnibus Plan"), which is administered by the Compensation Committee, provides for grants to employees of nonqualified and incentive stock options, SARs, stock awards, performance shares, and other stock and stock-based awards (collectively, "Awards"). The 1997 Omnibus Plan is substantially similar to, and intended to replace, the 1994 Omnibus Long-Term Compensation Plan (the "1994 Omnibus Plan"). (Either of the 1994 Omnibus Plan and 1997 Omnibus Plan are sometimes referred to in this Proxy Statement as the "Omnibus Long-Term Compensation Plan" or the "Omnibus Plan," and the 1994 Omnibus Plan and 1997 Omnibus Plan are sometimes collectively referred to as the "Omnibus Long-Term Compensation Plans" or the "Omnibus Plans.") No new awards have been made under the 1994 Omnibus Plan following the effectiveness of the 1997 Omnibus Plan, and outstanding grants and awards under the 1994 Omnibus Plan are unaffected by the replacement of the 1994 Omnibus Plan with the 1997 Omnibus Plan.

     The Omnibus Plans contain provisions regarding the treatment of Awards in the event of a "change in ownership" (as defined in the Omnibus Plans, generally concerning circumstances in which the Company's common stock is no longer publicly traded) and of a "change in control" (as defined in the Omnibus Plans, generally concerning circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to Awards granted under the Omnibus Plans. However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to Awards (in which case such consequences would not occur) or to alter the way in which Awards are treated from the consequences outlined in the Omnibus Plans.

     If a change in ownership occurs (and the Compensation Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Compensation Committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the Compensation Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the Awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding Awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.

     In the event of a change in control (assuming the Compensation Committee has not exercised its discretion outlined above), if a participant's employment terminates within two years following the change in control, unless such termination is due to death, disability (as defined in the Omnibus Plans), cause (as defined in the Omnibus Plans), resignation (other than as a result of certain actions by the Company and any successor), or retirement, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unexercised Award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid Award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant's termination of employment with respect to all of such participant's Awards.

     BENEFIT SECURITY TRUST. The Company has established a Benefit Security Trust (sometimes referred to as the "Rabbi Trust") to provide a degree of financial security for its unfunded obligations under the

Executive Deferred Compensation Plan, the ESOP Excess Plan, the supplemental ERAP plans, and the Severance Agreements. The assets of the Rabbi Trust would be subject to the claims of the Company's creditors in the event of insolvency. Upon the occurrence of a "change in control" or a "potential change in control" (as defined), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company's obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company's funding obligations under the Rabbi Trust.

     A "change in control" is defined to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; or any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities.

     The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

     EMPLOYMENT AGREEMENT. The Employment Agreement with Harold L. Henderson provides for a term of employment through December 31, 2000 at an annual base salary of $300,000, subject to increase at the discretion of the Board or Compensation Committee. Pursuant to the Employment Agreement, Mr. Henderson received as of December 1, 1996 under the Omnibus Plan a grant of restricted stock valued at $50,000 and options to purchase 50,000 shares of Eastman common stock at fair market value as of the date of grant.

     In lieu of any annual monetary retirement benefit to which Mr. Henderson might otherwise be entitled under the Company's non-qualified retirement plans, Mr. Henderson will receive, upon termination of employment as described below, a lump sum payment (the "Retirement Payment") equal to the actuarial equivalent at age 65 of (a) Mr. Henderson's assumed benefit under the ERAP if he had retired at age 65 having accrued 36 years of service and making certain assumptions as to his average participating compensation, minus (b) the sum of (i) the amount Mr. Henderson would actually be entitled to receive under the ERAP at age 65 and
(ii) a single life annuity at age 65 of approximately $200,000 per year representing certain retirement benefits received by Mr. Henderson from his prior employers. The Retirement Payment will be paid in full if Mr. Henderson is employed on December 31, 2000, and will be reduced pro rata, but not below 50%, if Mr. Henderson terminates employment before December 31, 2000 by reason of his disability, termination by the Company without cause or voluntary termination for "good reason" (as defined in the agreement). If Mr. Henderson's termination of employment prior to December 31, 2000 is due to his death, his estate will receive 50% of the Retirement Payment that would have been payable as if he had terminated for good reason on the date of his death. The Retirement Payment will not be made in the case of termination by the Company for cause or voluntary termination without good reason.

     If Mr. Henderson is employed on December 31, 2000, and if the Company has failed to perform, in the aggregate, at or above target performance levels under its annual cash variable pay plans over the employment period, the Company will pay to Mr. Henderson no later than May 1, 2001 an amount equal to the aggregate cash payments Mr. Henderson would have received under such annual variable pay plans if target performance levels had been achieved by the Company, reduced by the actual payments received by Mr. Henderson under such annual variable pay plans for such years. In addition, if Mr. Henderson is employed on December 31, 2000, then, in lieu of receiving any payments under Long-Term Performance Subplans ("LTPSs") under the Omnibus Plan after December 31, 2000, Mr. Henderson may elect to receive, on or before May 1, 2001, an amount equal to the aggregate amount he would have received under the LTPSs with respect to each performance cycle beginning during the employment term as if the target performance levels had been achieved by the Company, minus the actual payments received by him under the LTPSs by May 1, 2001.

     If the Company terminates Mr. Henderson's employment without cause, or if Mr. Henderson terminates his employment for good reason, he will also receive a lump sum cash payment equal to the aggregate value of all variable compensation and other awards under each annual cash variable pay plan to which Mr. Henderson was entitled on the date of termination (and, if he so elects, the LTPSs), or to which he would reasonably become entitled during the remaining portion of the employment period due to his salary grade and position in the Company, making certain assumptions concerning length of employment and satisfaction of all conditions to payment. If Mr. Henderson does not elect to receive immediate payment of future LTPS awards, as described above, he would continue to participate in the LTPSs until December 31, 2000, and would receive stock awards thereunder with respect to uncompleted performance cycles determined as though he had remained employed for such additional period and as though the greater of actual or target performance had been achieved.

     In addition, if the Company terminates Mr. Henderson's employment without cause or if Mr. Henderson terminates for good reason then, in either case: Mr. Henderson's outstanding stock options will continue to vest in accordance with the normal vesting schedule and will remain exercisable for the period of time that such exercise would have been permitted had Mr. Henderson's employment been terminated without cause on the last day of the employment period; all restrictions on any shares of restricted stock held by Mr. Henderson will lapse; and Mr. Henderson and his family members may continue to participate in all Company welfare plans on the same terms and conditions and at the same cost as to which they were entitled to participate immediately prior to such termination of employment, or the Company will provide substantially equivalent benefits, throughout the remainder of the employment period.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Company's Board of Directors is composed of four outside non-employee directors. This report summarizes the Compensation Committee's policies governing compensation to executive officers for 1999, including those in the Summary Compensation Table, and the relationship of corporate performance to that compensation. In addition, this report discusses specifically the Compensation Committee's bases for the compensation reported for the Chief Executive Officer for the past year.

COMPENSATION PHILOSOPHY AND PROGRAM

     The Compensation Committee seeks to ensure that the Company's management compensation program is consistent with the Company's strategic business objectives and provides incentives for the attainment of those objectives. For 1999, the Company's compensation program included three components:

  BASE PAY.............................  Provides a stable annual salary at a level consistent with the individual's position and
                                         contributions.
  VARIABLE PAY.........................  Puts a portion of each individual's annual income "at risk", based upon the success of
                                         the Company, and, for certain management-level
                                         employees, also based upon organizational unit
                                         performance.
  STOCK-BASED INCENTIVE PAY............  Encourages an ownership mindset throughout the
                                         Company.

     Historically, variable pay has been based only upon the achievement of business results for the Company as a whole. Beginning in 2000, the Compensation Committee has redesigned the management compensation program to include incentives for attainment of organizational unit and individual objectives.

PRINCIPLES FOR DETERMINING EXECUTIVE COMPENSATION

     The Compensation Committee applies the following principles when it determines the compensation of the executive officers under the Company's compensation program:

  INTEGRATION..........................  Executive compensation is integrated and consistent with the total Company compensation
                                         program, as described above.
  COMPETITIVE POSITION.................  Executives are provided competitive compensation for competitive Company
                                         performance in the chemical industry and
                                         compensation that is consistent with
                                         compensation for companies of comparable size,
                                         complexity, and operational challenge.
  PERFORMANCE FOCUS....................  At higher levels of the organization, an increasing proportion of compensation is
                                         dependent upon Company performance and return
                                         to shareowners, (and beginning 2000,
                                         organizational unit performance and attainment
                                         of individual objectives).

     The Compensation Committee follows these principles in periodically reviewing overall compensation of the Chief Executive Officer and other executive officers, and in determining each component of executive compensation as discussed in the remainder of this report.

COMPONENTS OF EXECUTIVE COMPENSATION

  ANNUAL CASH COMPENSATION -- BASE PAY AND VARIABLE PAY

     HOW BASE PAY AND VARIABLE PAY LEVELS ARE DETERMINED. Total cash compensation for all Company employees, including executive officers, is intended to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. The targeted levels of cash compensation are based upon information provided by outside consultants and publicly available information. Accordingly, a portion of each employee's target pay level is placed "at risk." Base pay is reduced to below competitive pay levels, and the difference between the resulting pay level and the competitive pay level is made variable and is "at risk." Depending upon Company performance (and, beginning in 2000 for management-level employees, also depending upon organizational unit and individual performance), employees may lose the at risk amount, receive some or all of the amount at risk, or receive an amount in excess of the pay at risk.

     For 1999, the Compensation Committee compared total cash compensation levels for executive officers with companies in the chemical industry with which the Company competes for executive talent and for which data was available, including 16 of the companies in the peer group identified in the performance graph which follows this report (the "Performance Graph"). In addition, in determining the Chief Executive Officer's base salary and variable compensation, the Committee also considered chief executive officer pay reported in surveys of a broader group of manufacturing, industrial, and chemical companies of a size (based on revenues) comparable to the Company, including 16 of the peer companies in the Performance Graph. Total cash compensation to the executive officers named in the Summary Compensation Table for 1999 is reported in the "Salary" (base pay) and "Bonus" (variable pay) columns.

  CASH COMPENSATION FOR 1999

     BASE PAY. As the result of uncertain business conditions, during March 1999, the Company deferred consideration of base salary increases until October 1999 for all employees including executive officers. Following a review of the base pay levels for executive officers named in the Summary Compensation Table, and in light of continuing business conditions, the Compensation Committee did not increase the annual base pay levels in October for Messrs. Deavenport, Bourne, and Henderson and Dr. Chitwood. The change in base salary level reported in the Summary Compensation Table for Mr. Rothwell reflects a change in his responsibilities associated with the Company reorganization effective September 1, 1999. For all of the named executive officers, the base salary amount reported in the Summary Compensation Table for 1999 is greater than the 1998 salary amount only because the mid-year 1998 base salary increases were effective for the entire year 1999.

     VARIABLE PAY. For 1999, the "at risk" portion of cash compensation, and the amount of variable pay actually received, were determined under the Eastman Performance Plan and the Annual Performance Plan. Beginning 2000, a major portion of the variable pay to management-level employees will be determined under the new Unit Performance Plan.

       EASTMAN PERFORMANCE PLAN

       KEY FEATURES:

      - All employees eligible to participate.

      - 5% of each employee's (including executive officers') target annual cash compensation is placed at risk based on Company performance.

      - Award based upon overall Company results rather than individual or unit performance.

      - Company performance measured by return on capital (the return produced by funds invested in the Company, determined as the net operating profit after taxes divided by the sum of average debt and equity employed during the year) minus cost of capital (the cost of debt and equity, expressed as the interest charged on debt and expected return on equity).

      - Payout levels range from no payout if cost of capital exceeds return on capital by five or more percentage points, to five times (5x) the "at risk" amount if return on capital exceeds cost of capital by ten or more percentage points. If return on capital equals the cost of capital, then an award is earned equal to the amount of pay at risk.

       1999 PAYOUT:

      - Cash awards of 0.37% (of a possible maximum of 25%) of target annual cash compensation were made to all employees (except for named executive officers) under the Eastman Performance Plan, corresponding to the Company's return on capital being less than the cost of capital by 4.63% for 1999. In determining return on capital, the Eastman Performance Plan provides for adjustments by the Compensation Committee for unusual charges that are distortive of financial results. Accordingly, the calculation of return on capital under the Eastman Performance Plan for 1999 included an increase in the calculated net operating profit to adjust for accounting charges associated with employee separations and a business acquisition.

      - Under the Eastman Performance Plan, the payout to the executive officers named in the Summary Compensation Table cannot be increased by adjustments made to the return on capital calculation for unusual charges that are distortive of financial results. Accordingly, Messrs. Deavenport, Bourne, Henderson, and Rothwell and Dr. Chitwood received no payout under the Eastman Performance Plan for 1999.

      - Beginning with the payout in March 2000 for the 1999 performance year, an amount which was formerly contributed out of the total payout from the Eastman Performance Plan to an employee's account in the Eastman Stock Ownership Plan (the "ESOP"), and to the extent not payable under Internal Revenue Code limitations, credited to the Eastman ESOP Excess Plan, was contributed directly by the Company either to an employee's account in the ESOP and ESOP Excess Plan (if the employee had not received five annual contributions to the ESOP and ESOP Excess Plan) or to an employee's Eastman Investment Plan (a 401(k) retirement plan) account (if the employee had received five or more annual contributions to the ESOP and credits to the ESOP Excess Plan). The amounts contributed or credited to the accounts of the executive officers were equivalent to 5.26316% of their "participating earnings" (essentially their base pay for time worked) during 1999. Amounts contributed or credited to each named executive officer's ESOP, ESOP Excess Plan, or Eastman Investment Plan accounts are reported in the "All Other Compensation" column of the Summary Compensation Table.

       ANNUAL PERFORMANCE PLAN

       KEY FEATURES:

      - For 1999, approximately 600 Company managers, including executive officers, participated.

      - In 1999, the Chief Executive Officer had 35% of his target annual cash compensation placed at risk under the Annual Performance Plan. The other executive officers named in the Summary Compensation Table had 28% of their target annual cash compensation at risk.

      - Payout is based on annual corporate performance versus pre-set goals for specified measures.

      - Measures are established annually by the Compensation Committee based upon the Company's strategic emphasis for the following year:

        - Target levels of performance are established for one or more of the following objective business and financial measures: sales revenue growth, earnings from operations, cost improvements, cash flow, economic value created, productivity, quality, and customer satisfaction.

        - Each measure weighted for importance in determining final awards.

        - 1999 measures were: free cash flow (defined as net earnings plus depreciation plus or minus changes in working capital minus capital expenditures, and applicable to all participants), labor productivity for certain organizations (applicable only to participants within those organizations), unit volume growth (applicable only to participants in organizations having influence over such performance), and a working capital measure (defined as receivables plus inventory minus payables divided by sales, and applicable only to participants in organizations having influence over such performance).

        - Except for Mr. Bourne, executive officers named in the Summary Compensation Table had 100% of their Annual Performance Plan payout based upon free cash flow. Mr. Bourne's measures were free cash flow (weighted 50%), unit volume growth (weighted 20%), working capital (weighted 20%), and labor productivity (weighted 10%).

      - Payout levels range from no award if minimum performance levels are not achieved, to two times (2x) the "at risk" amount for above goal performance. If minimum performance levels are not met and no award is earned, the participant loses the amount of pay at risk.

      - The Compensation Committee has approved the Unit Performance Plan, a new variable pay plan for Eastman managers. Beginning 2000, except for Mr. Deavenport, eligible Annual Performance Plan participants will have all or a significant portion of their variable pay determined under the Unit Performance Plan. For 2000, the Compensation Committee has determined that the Chief Executive Officer's variable pay should be based entirely upon the business and financial performance of the Company as a whole. Accordingly, Mr. Deavenport's amount of target annual cash compensation at risk under the Annual Performance Plan will remain at 35%, and he will not participate in the new Unit Performance Plan during 2000. See "Unit Performance Plan" below.

       1999 PAYOUT:

      - Payouts under the Annual Performance Plan ranged from 1.442x to 1.696x of target award (of a possible maximum of 2x), with the payout to each participant based upon the measures applicable to such participant and the weighting of such measures.

        - The named executive officers, except for Mr. Bourne, received an award of 1.620x of target. Mr. Bourne received an award of 1.442x of target.

        - Award levels were based upon corporate performance in 1999 that was near the maximum target level of performance for unit volume growth, and above target level for free cash flow and the working capital measure. Labor productivity performance in applicable organizations ranged from below the minimum threshold level to above the maximum target level. Labor productivity performance applicable to Mr. Bourne's payout was below the minimum threshold level.

        - The Annual Performance Plan award is included in the amounts reported for the executive officers in the "Bonus" column of the Summary Compensation Table.

      - In determining actual performance for each measure, the Annual Performance Plan provides for adjustments by the Compensation Committee for unusual charges that are distortive of financial results. The accounting charges associated with the employee separations and a business acquisition that were applied to adjust the Eastman Performance Plan payout were determined by the Compensation Committee not to be applicable to any of the Annual Performance Plan measures for 1999. Accordingly, there were no adjustments to the calculations of free cash flow, labor productivity, unit volume growth, and working capital levels as computed under the Annual Performance Plan.

       OTHER BONUSES

      In 1999, Mr. Bourne received a $400 payment under a program that provides recognition for all employees with 40 years of service to the Company. In addition, Mr. Rothwell received an award of

      $11,900 under a program designed to recognize Company employees making extraordinary contributions to the Company. See "Summary Compensation Table."

       UNIT PERFORMANCE PLAN

      Following a comprehensive review, during 1999 the Compensation Committee approved a change in the strategic focus for variable pay plans. Beginning with the 2000 performance year, a new variable compensation plan, the Unit Performance Plan (the "UPP"), will be implemented for management-level employees. The UPP is designed to deliver a portion of annual cash compensation according to organizational unit performance and the attainment of individual objectives and expectations. The UPP is intended to provide additional incentive for superior business and individual performance, and further to tie the interests of management-level individuals to performance of the Company's business and the interests of the Company's shareowners.

       KEY FEATURES:

      - For 2000, approximately 570 Company managers, including executive officers, will participate.

      - The portion of pay "at risk" under the UPP is determined for each performance year by the Compensation Committee, based on the recommendation of the Chief Executive Officer. Amounts at risk under the UPP are in addition to any pay "at risk" under the Eastman Performance Plan and Annual Performance Plan. It is anticipated that, beginning in 2000, the portion of a participant's targeted pay that is at risk under the Annual Performance Plan and the new UPP will be equal to the portion of the targeted pay that would have been at risk under the Annual Performance Plan.

      - Payout is based upon annual performance of the organizational units for which quantitative performance can be objectively measured versus pre-set goals for specified measures. For 2000, the Company's two reporting segments -- Chemicals and Polymers -- will constitute the organizational units whose performance will be measured under the UPP. Organizations supporting the Chemicals and Polymers organizations, (e.g., Human Resources, Corporate Finance, etc.) will have payouts based upon an average of the performance versus goals for specified measures for the Chemicals and Polymers organizational units.

      - Organizational unit performance goals are established annually by the Compensation Committee.

      - An award pool is generated for each organizational unit within the Company, equal to the aggregate of the UPP pay at risk for each eligible participant in the organization, multiplied by a performance factor determined by the performance of the organizational units whose performance is measured compared to their pre-set performance goals. The performance factor can range from 0% if organizational unit performance goals are not met, to 200% for specified above-goal performance.

      - Management within each organizational unit allocates that organization's award pool for individual payouts, based upon attainment of individual objectives and expectations established at the beginning of the performance period for each individual participant. Maximum potential for an individual award could exceed an individual's UPP pay at risk, based on the manager's assessment of individual performance. However, the sum of all individual awards within an organizational unit cannot exceed the total award pool for that organization.

      - The Committee intends to defer payment of an individual's award into the Executive Deferred Compensation Plan if the Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for federal income tax purposes.

LONG-TERM STOCK-BASED INCENTIVE PAY

     EQUITY-BASED COMPENSATION PROGRAM. Equity-based compensation plans are designed to facilitate employee stock ownership and to make a portion of every employee's pay dependent on long-term return to all shareowners. Important aspects of the current equity-based compensation program are:

     Common Stock Under ESOP,
        ESOP Excess Plan, and
        Eastman Investment Plan....    Each year, an amount is contributed or
                                       credited to each employee's ESOP and ESOP
                                       Excess Plan account or Eastman Investment
                                       Plan account. See "Eastman Performance
                                       Plan" above.

     Stock Options.................    Stock option program, implemented under
                                       the Company's Omnibus Long-Term
                                       Compensation Plans, creates a direct link between compensation of key Company managers and long-term performance of the Company. See "Change-in Control
                                       Arrangements and Employment
                                       Agreement-Omnibus Long-Term Compensation
                                       Plans."

     Performance Shares............    Awarded under the Company's Omnibus Plans
                                       to provide an incentive for key managers to maximize return to shareowners relative to a peer group of chemical companies over three-year performance periods. See "Performance
                                       Shares -- Long-Term Performance Subplans" below.

     Other Stock-Based
        Incentive Pay..............    Under the Omnibus Plans, the Compensation
                                       Committee may also award additional
                                       stock-based compensation (with or without restrictions), performance shares or units, or additional options, including options with performance-based or other conditions to exercise.

     Stock Ownership
        Expectations...............    Established for Company managers to
                                       encourage long-term stock ownership and
                                       the holding of shares awarded under the
                                       Omnibus Plans or acquired upon exercise
                                       of options. Over a five year period,
                                       managers invest one-half to four times
                                       their target-level total annual cash
                                       compensation in Company stock or stock
                                       equivalents. See "Stock Ownership of
                                       Directors and Executive
                                       Officers -- Common Stock and Common Stock
                                       Units." An annual review of progress
                                       towards these guidelines is conducted and reported to the Chief Executive Officer.

     HOW STOCK-BASED INCENTIVE PAY LEVELS ARE DETERMINED. The Compensation Committee establishes the size and other terms of annual option awards under the current stock option program, and the number of performance shares under the Long-Term Performance Subplans ("LTPSs"), by considering recommendations from outside compensation consultants based upon long-term compensation reported by the peer companies in the chemical industry described above under "How Base Pay and Variable Pay Levels are Determined." These stock options are granted, and performance shares are awarded, at a level so that the estimated value of normalized annual option grants and LTPS target award levels, as a proportion of total annual compensation, approximates the median of the range of similar compensation of the compared companies. In determining the size of option awards, the Company utilizes the services of an external compensation consultant to derive approximate values of options using a variation of the Black-Scholes option-pricing model. In addition, in order to recognize certain performance or provide additional incentive to achieve specific business objectives, the Compensation Committee from time-to-time awards stock-based compensation in addition to the regular option and performance share awards.

     The estimated current values of total long-term stock-based incentive pay for 1999 range from approximately 10% of total compensation at lower levels of management to approximately 60% of total compensation for the Chief Executive Officer.

     STOCK-BASED INCENTIVE PAY FOR 1999

       STOCK OPTIONS:

      - Except as described below, the size and terms of the stock option grants reported in the "Option Grants in Last Fiscal Year" table were determined by applying the methodology described above under "How Stock-Based Incentive Pay Levels are Determined."

      - The Compensation Committee awarded several key executive officers performance-based stock options with stock price vesting and time vesting conditions, both of which must be met for the option to become exercisable. These stock options were awarded to further align the compensation of these key managers with the return to Eastman's shareowners and to provide additional incentive and opportunity for reward to individuals in key positions having direct influence over corporate actions that are expected to impact the market price of Eastman's stock. For a description of the stock price vesting, time vesting, and other conditions to exercise, and the forfeiture and other terms of the performance-based stock options, see "Option Grants in Last Fiscal Year" table. The size and other terms of these option awards were not determined by applying the option valuation methodology described above under "How Stock-Based Incentive Pay Levels are Determined." Rather, the size and terms of these option grants were determined by considering the significantly higher risk of forfeiture intrinsic in the options due to both price and time vesting conditions to exercise.

      - Options granted in 1999 have an exercise price equal to 100% of the fair market value of the underlying common stock as of the date of grant.

      - Options granted in 1999 generally expire 10 years from the date of grant.

      - Under the terms of his Employment Agreement, in December 1996 Mr. Henderson received a special one-time option to purchase 50,000 shares of common stock, which grant was in lieu of options that would normally be granted during the term of the Employment Agreement under the stock option program.

       PERFORMANCE SHARES -- LONG TERM PERFORMANCE SUBPLANS:

      - Performance shares were awarded to 42 key managers (including the executive officers in the Summary Compensation Table) under an LTPS of the Omnibus Plan.

      - The size of the performance share awards reported in the "Long-Term Incentive Plan -- Awards in Last Fiscal Year" table was determined by applying the methodology described under "How Stock-Based Incentive Pay Levels are Determined."

      - Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the three-year performance period, assuming reinvestment of dividends) relative to that of the companies identified in the Performance Graph.

      - Currently, payouts are based upon the Company's position in a ranking of the unweighted total return to shareowners of the compared companies.

      - If earned, awards are paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

      - No payouts were made to the executive officers for the 1997-1999 LTPS performance period because the Company's total return to shareowners ranked below the minimum threshold level of performance.

        The total return comparisons under the LTPSs differ from that shown in the Performance Graph. For LTPS purposes, total percentage return on the common stock for the applicable three-year period is ranked with the total percentage returns on the common shares of each of the LTPS peer companies. The Performance Graph, on the other hand, compares the cumulative total return on an initial fixed investment in the Company's common stock and in an index comprised of the peer companies as a group, with the return of each component issuer weighted according to the respective issuer's market capitalization at the beginning of each period for which a return is indicated.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determines the compensation of the Company's Chief Executive Officer in substantially the same manner as the compensation for other executive officers. In light of the general business outlook, the Compensation Committee did not increase Mr. Deavenport's base salary during 1999. See "Cash Compensation for 1999 -- Base pay."

     In March 2000, Mr. Deavenport received an Annual Performance Plan award in the amount of $732,375 and no award under the Eastman Performance Plan. Mr. Deavenport's award was based upon the same performance levels in 1999 as were all other awards under the Annual Performance Plan. See "Cash Compensation for 1999 -- Variable pay."

     Mr. Deavenport received an award of 10,900 performance shares under the LTPS for the 1999-2001 performance period, which represents approximately 25% of his stock-based incentive pay for 1999. The other portion of Mr. Deavenport's stock-based incentive pay for 1999 was in the form of two option grants. First, Mr. Deavenport was granted an option to purchase 31,000 shares of Eastman common stock with an exercise price equal to the grant date market price of the underlying common stock. In addition to this normal grant under the option program, Mr. Deavenport received a performance-based stock option to purchase 169,000 shares of Eastman common stock at an exercise price of $37.9375. For a description of the stock price vesting, time vesting, and other conditions to exercise, and the forfeiture and other terms of the performance-based option, see "Option Grants in Last Fiscal Year" table. The size and terms of the Chief Executive Officer's performance share and option awards were determined as described above under "Long-Term Stock-Based Incentive Pay -- Stock Based Incentive Pay for 1999."

     Mr. Deavenport did not receive a payout for the 1997-1999 LTPS performance period because the Company's total return to shareowners relative to the peer group of chemical companies ranked below the minimum threshold level of performance.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Compensation Committee intends to continue to maximize the tax deductibility of compensation paid to the Company's Chief Executive Officer and other executive officers while maintaining the flexibility to compensate the officers in accordance with the Company's compensation policies.

     Section 162(m) of the Internal Revenue Code enacted pursuant to the Omnibus Budget Reconciliation Act of 1993 generally limits the deductibility to the Company of annual compensation (other than qualified "performance-based" compensation) in excess of $1 million paid to each of the Company's five highest paid executive officers. Base salaries, any bonus payments outside the Eastman Performance Plan and the Annual Performance Plan, variable compensation under the Unit Performance Plan, and stock and stock-based compensation without performance conditions are generally subject to the $1 million limit on deductible compensation.

     Based on transition rules under Section 162(m), compensation attributable to stock options granted and performance shares awarded under the Company's 1994 Omnibus Plan prior to the approval by shareowners of the 1997 Omnibus Plan is expected to qualify for deductibility under Section 162(m). The Eastman Performance Plan, the Annual Performance Plan, the Unit Performance Plan, LTPSs under the Omnibus Plans, and restricted stock awards under the Omnibus Plans each provide for the automatic deferral of compensation into the Executive Deferred Compensation Plan to the extent that payout or vesting would result in the recipient receiving compensation in excess of the $1 million cap under Section 162(m). Based on a review of developments under Section 162(m), the Company adopted the 1997 Omnibus Plan and established certain amendments to the Eastman Performance Plan and the Annual Performance Plan in 1997. These plans were approved by shareowners in 1997 and meet the requirements of Section 162(m) with respect to stock option and performance share awards (under the 1997 Omnibus Plan) and annual variable pay (under the Eastman Performance Plan and the Annual Performance Plan). This will result in such compensation being "performance-based" and fully deductible by the Company. Annual variable pay under the new Unit Performance Plan will not be "performance-based" under
Section 162(m) because payouts, if any, will depend in part upon individual performance.

               Compensation and Management Development Committee
                                Lee Liu (Chair)
                                Jerry E. Dempsey
                                 Marilyn Marks
                                   John White

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Eastman common stock from December 31, 1994 through December 31, 1999 to that of the Standard & Poor's 500 Stock Index and a group of peer issuers in the chemical industry. The peer group consists of the 19 chemical companies which best meet three objective criteria: (i) common shares traded on a major trading market; (ii) similar lines of business to those of the Company; and (iii) more than $1 billion in annual sales. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1994. The data in the graph has been provided by Standard & Poor's Institutional Market Services. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.

                   COMPARISON OF TOTAL RETURN TO SHAREOWNERS

                             12/31/94     12/31/95      12/31/96      12/31/97      12/31/98      12/31/99
Eastman Chemical Co.           100          126.91       115.65         128.41         99.61       110.38
S&P 500 Index                  100          137.58       169.71         225.60        290.08       351.12
Peer Group(1)                  100          120.86       146.66         185.96        158.96       200.28

(1) The peer group for 1999 consists of the following issuers: Air Products and Chemicals, Inc.; Crompton & Knowles Corporation (C K Witco as of September
    1999); Cytec Industries, Inc.; The Dow Chemical Company; E. I. du Pont de Nemours and Company; H. B. Fuller Company; The Geon Company; Great Lakes Chemical Corporation; M. A. Hanna Company; Hercules Incorporated; Imperial Chemical Industries PLC; Lyondell Chemical Company; Millennium Chemicals Inc.; Morton International, Inc. (acquired by Rohm and Haas Company in June
    1999); Rohm and Haas Company; Solutia Inc.; Union Carbide Corporation; Wellman, Inc.; and Witco Corporation (acquired by Crompton & Knowles in September 1999). ARCO Chemical Company and Georgia Gulf Corporation, which were included in the peer group in the Company's proxy statement last year, have been excluded from the Company's peer comparison group, and Cytec Industries, Inc. and Imperial Chemical Industries PLC, which were not included in the peer group in the Company's proxy statement last year, have been added to the Company's peer comparison group. In accordance with SEC requirements, the return for each issuer has been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

                          FORM OF PAPER PROXY (FRONT)
                          ---------------------------

     [EASTMAN LOGO]

     PROXY SERVICES
      P.O. BOX 9079
  FARMINGDALE, NY 11735

                                ADMISSION TICKET
                             RETAIN FOR ADMITTANCE

This is your Admission Ticket to Eastman's 2000 Annual Meeting of Shareowners. The meeting will be held at Eastman's Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee, on Thursday, May 4, 2000 at 11:00 am. If you plan to attend the Annual Meeting, please so indicate by checking the box on your proxy card. Directions and a regional map are on the reverse side of this insert.

                        2000 ANNUAL MEETING PROXY VOTING
                             YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted. Please vote by proxy, even if you plan to attend the Annual Meeting. This year you can vote your shares by proxy by telephone, through the Internet, or by mail.

The shares represented by proxy will be voted in accordance with your specifications. In the absence of specifications, your proxies will vote FOR Items 1 and 2, AGAINST Items 3 and 4, and will vote in their discretion on any other matters that come before the meeting or any adjournment thereof.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below. You will then be asked to provide voting instructions on each proposal. Your voting instructions will be repeated to you and you will be asked to confirm them.

SUBMIT YOUR PROXY BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to submit your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot. You will then be asked to provide instructions on each proposal and confirm your submission.

SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your attached proxy card and return it in the postage-paid envelope we've provided or return it to Eastman Chemical Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        IF YOU SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, PLEASE DO NOT
                             MAIL YOUR PROXY CARD.
                              THANK YOU FOR VOTING


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  [X]

                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASTMAN CHEMICAL COMPANY

The Board of Directors recommends a vote FOR Items 1 and 2 and AGAINST Items 3 and 4.

                                                FOR WITHHOLD FOR ALL     To withhold authority to vote for less than all nominees,
                                                ALL    ALL   EXCEPT:     mark "For All Except" and write the name(s) of
1.  Election of Directors. (see reverse)                                  individual(s) for whom authority is withheld
    01) Jerry E. Dempsey                        [ ]    [ ]     [ ]
    02) Donald W. Griffin
    03) Marilyn R. Marks                                                  ---------------------------------------------------------

                                                                                                            FOR  AGAINST   ABSTAIN

                                                                                                             [ ]     [ ]      [ ]

                                                                         4. Adoption of shareowner proposal to issue report concern-
                                                FOR    AGAINST   ABSTAIN    ing emission of "greenhouse gases" and potential climate
                                                                            change.

2.  Ratification of the appointment of          [ ]    [ ]       [ ]     If you plan to attend the Annual Meeting, please check
    PricewaterhouseCoopers LLP as                                        this box                                               [ ]
    independent accountants

3.  Adoption of shareowner proposal to          [ ]    [ ]       [ ]      To help us eliminate duplicate mailings to the same
    declassify the Board of Directors.                                    beneficial holders, please check the box if you hold
                                                                          shares in more than one account and wish to
                                                                          discontinue Annual Report mailing for this account    [ ]


---------------------------------------------                             ---------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]       DATE                             Signature [Joint Owners]                 DATE

                           FORM OF PAPER PROXY (BACK)
                           --------------------------

[EASTMAN LOGO]

Annual Meeting of Shareowners
Thursday, May 4, 2000
11:00 a.m.
Eastman Employee Center
400 South Wilcox Drive
Kingsport, Tennessee
(423) 229-4647

FROM INTERSTATE - 81:

Take exit 57B north to Kingsport.
Take exit 51 onto Business Route 93
(Wilcox Drive) north to Eastman Employee Center.
Located on left at corner of Wilcox Drive and Lincoln
Street.

FROM INTERSTATE - 181:

Take exit 51 onto Business Route 93 (Wilcox Drive)              [GRAPHIC OF MAP]
north to Eastman Employee Center.
Located on left corner of Wilcox Drive and Lincoln
Street.

FROM JOHN B. DENNIS BYPASS (ROUTE 93):

Exit north onto Lincoln Street to Wilcox Drive.
Take left onto Wilcox Drive.
Eastman Employee Center is the first entrance on right, building on left.




-------------------------------------------------------------------------------

                            EASTMAN CHEMICAL COMPANY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 4, 2000

The undersigned hereby appoints Theresa K. Lee and James P. Rogers, and each of them, with individual power of substitution, proxies to vote all shares of Common Stock of Eastman Chemical Company that the undersigned may be entitled to vote at the Annual Meeting of Shareowners to be held at Eastman's Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee, on May 4, 2000 at 11:00 a.m., local time, and at any adjournments or postponements thereof.

Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side of this card and are authorized to vote in their discretion on any other business that may come properly before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR ITEMS 1 and 2 AND AGAINST ITEMS 3 AND 4.

Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2003 and until their successors are duly elected and qualified:

                01) Jerry E. Dempsey
                02) Donald W. Griffin
                03) Marilyn R. Marks

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------


DIALOGUE                   TYPE OF
 NUMBER                    DIALOGUE                    DIALOGUE
--------                   --------                    --------

   1                      GREETING 1                   HELLO. THANK YOU FOR CALLING THE TELEPHONE PROXY VOTING SERVICE.
                                                       - GO TO DIALOGUE #2.

   2                      GREETING 2                   PRESS ONE IF YOU ARE CALLING FROM A TOUCH-TONE PHONE AND HAVE YOUR PROXY
                                                       FORM IN FRONT OF YOU.
                                                       - Enter "1".
                                                         - GO TO DIALOGUE #3.
                                                       - Enter INVALID response. "Please call back when you have your Proxy Form.
                                                         Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction."
                                                       - DISCONNECT.
                                                         - WHEN AN INVALID RESPONSE OF MORE THAN 1 DIGIT IS ENTERED, THE CALLER IS
                                                           DISCONNECTED WITHOUT A MESSAGE.
                                                       - Enter NOTHING. "Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction."
                                                         - DISCONNECT.

   3                      LET'S BEGIN                  LET'S BEGIN.
                                                         - GO TO DIALOGUE #4.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------


DIALOGUE          TYPE OF
NUMBER            DIALOGUE           DIALOGUE
--------          --------           --------
4                 ENTER CN           PLEASE ENTER THE TWELVE DIGIT CONTROL NUMBER LOCATED ON
                                     THE PROXY FORM.
                                     - Enter 12 VALID CONTROL NUMBER DIGITS during or after
                                       dialogue #s 3 & 4.
                                       - GO TO DIALOGUE #5.

                                     - Enter 12 INVALID CONTROL NUMBER DIGITS during or after
                                       dialogue #s 3 & 4. "Sorry, your Control Number is
                                       invalid."
                                       - GO TO DIALOGUE #4.
                                           - A THIRD INVALID attempt triggers the "Sorry
                                             Problems" message and disconnects.

                                     - Enter 1 TO 11 INVALID DIGITS/CHARACTERS during or after
                                       dialogue #s 3 & 4. "Sorry, your input was invalid."
                                       - GO TO DIALOGUE #4
                                           - A THIRD INVALID attempt triggers the "Sorry
                                             Problems" message and disconnects -.

                                     - Enter NOTHING. "I have not received your response." OR
                                       "Sorry, your input was invalid."
                                        - GO TO DIALOGUE #4.
                                           - A THIRD NO RESPONSE triggers the "Sorry
                                             Problems" message and disconnects-.

5                 THANK YOU          THANK YOU.
                                     WHEN VOTE IS IN ADVANCE OF THE MEETING DATE...
                                     - GO TO DIALOGUE #6.
                                       OR
                                     WHEN VOTE IS ON THE DAY OF OR PASSED THE MEETING DATE...
                                       "Your vote cannot be accepted. It is the day of the
                                       meeting or the vote is late."
                                     - GO TO DIALOGUE #4.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------



DIALOGUE                           TYPE OF
NUMBER                             DIALOGUE                    DIALOGUE
--------                           --------                    --------
6                                  ACCEPT DEFAULT              IF YOU ELECT TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS,
                                                               PRESS ONE. IF YOU ELECT TO VOTE ON DIRECTORS AND PROPOSALS
                                                               INDIVIDUALLY, PRESS TWO.
                                                               - Enter "1".
                                                                 - GO TO DIALOGUE #24.
                                                               - Enter "2".
                                                                 - GO TO DIALOGUE #7.
                                                               - Enter NOTHING or an INVALID response. "I have not
                                                                 received your response." or "Sorry, you input was
                                                                 invalid."
                                                                 - GO TO DIALOGUE #6.
                                                                            - A THIRD NO RESPONSE or INVALID RESPONSE
                                                                              triggers the "Sorry Problems" message and
                                                                              disconnects-.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------



DIALOGUE                           TYPE OF
NUMBER                             DIALOGUE                 DIALOGUE
------                             --------                 --------
7                                  NOMINEE VOTE                 IF YOU WISH TO VOTE FOR ALL NOMINEES, PRESS ONE.
                                                                TO WITHHOLD ALL NOMINEES, PRESS TWO.
                                                                TO WITHHOLD SPECIFIC NOMINEES, PRESS THREE.
                                                            -   Enter "1"
                                                                - GO TO DIALOGUE #8.
                                                            -   Enter "2"
                                                                - GO TO DIALOGUE #9.
                                                            -   Enter "3"
                                                                - GO TO DIALOGUE #10.
                                                            -   Enter NOTHING or an INVALID response. "I have not
                                                                receive your response" OR "Sorry, your input was
                                                                invalid."
                                                                - GO TO DIALOGUE #7
                                                                      - A THIRD NO RESPONSE or INVALID RESPONSE
                                                                        triggers the "Sorry Problems" message and
                                                                        disconnects -.


                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE       TYPE OF
NUMBER         DIALOGUE       DIALOGUE
--------       --------       --------
   8           FOR ALL        YOU HAVE VOTED FOR ALL NOMINEES. IF THIS IS
               NOMINEES       CORRECT, PRESS ONE. IF THIS IS NOT CORRECT, PRESS
                              TWO.

                              - Enter "1".
                                  - GO TO DIALOGUE #16.

                              - Enter "2".
                                  - GO TO DIALOGUE #7.

                              - Enter NOTHING or an INVALID response. "I have
                                not received your response." OR "Sorry, your input was invalid."
                                  - GO TO DIALOGUE #8.
                                        - A THIRD NO RESPONSE or INVALID
                                          RESPONSE triggers the "Sorry Problems"
                                          message and disconnects -.

   9           WITHHOLD       YOU HAVE VOTED TO WITHHOLD ALL NOMINEES. IF THIS IS
               ALL NOMINEES   CORRECT, PRESS ONE. IF THIS IS NOT CORRECT, PRESS
                              TWO.

                              - Enter "1".
                                  - GO TO DIALOGUE #16.

                              - Enter "2".
                                  - GO TO DIALOGUE #7.

                              - Enter NOTHING or an INVALID response. "I have
                                not received your response." OR "Sorry, your input was invalid."
                                  - GO TO DIALOGUE #9.
                                        - A THIRD NO RESPONSE or INVALID
                                          RESPONSE triggers the "Sorry Problems"
                                          message and disconnects -.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------



DIALOGUE   TYPE OF
NUMBER     DIALOGUE               DIALOGUE
--------   --------               --------
   10      SPECIFIC NOMINEE       YOU HAVE CHOSEN TO WITHHOLD SPECIFIC NOMINEES.
                                  - GO TO DIALOGUE # 11.

   11      ENTER NOMINEE          ENTER THE TWO DIGIT NUMBER THAT IS IN FRONT
                                  OF THE NAME OF THE NOMINEE YOU WISH TO
                                  WITHHOLD. IF YOU ARE FINISHED, ENTER ZERO
                                  ZERO.
                                  - Enter VALID two digit number between 01 and
                                    03.
                                    - GO TO DIALOGUE # 12.
                                  - Enter VALID two digit number between 01 and
                                    03 that was previously entered - therefore
                                    a duplicate nominee number.
                                    - GO TO DIALOGUE # 13.
                                  - Enter "00".
                                    - GO TO DIALOGUE # 16.
                                  - Enter INVALID digit(s).
                                    - GO TO DIALOGUE # 14.
                                  - Enter NOTHING.
                                    - GO TO DIALOGUE # 16.

   12      VERIFY NOMINEE         YOU HAVE ENTERED NOMINEE NUMBER [NUMBER FOR
                                  NOMINEE FOR WHOM AUTHORITY WITHHELD].  IF
                                  THIS IS CORRECT, PRESS ONE. IF THIS IS NOT
                                  CORRECT, PRESS TWO.
                                  - Enter "1".
                                    - GO TO DIALOGUE # 15.
                                  - Enter "2".
                                    - GO TO DIALOGUE # 15.
                                  - Enter NOTHING or an INVALID RESPONSE. "I
                                    have not received your response." OR
                                    "Sorry, your input was invalid."
                                    - GO TO DIALOGUE # 12. -- (Only "if . . .
                                      correct, press one - if . . . not
                                      correct, press two" is repeated.)
                                      - A THIRD NO RESPONSE or INVALID RESPONSE
                                        triggers "Sorry Problems" message and
                                        disconnects -.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------






DIALOGUE     TYPE OF
NUMBER       DIALOGUE          DIALOGUE
--------     --------          --------

   13        DUP NOMINEE       YOU HAVE ALREADY SELECTED NOMINEE NUMBER  [NUMBER FOR DUPLICATE NOMINEE]
                                  -  GO TO DIALOGUE #15.

   14        INVALID           YOUR ENTRY WAS INVALID. THE NOMINEE NUMBER
             NOMINEE           MUST BE BETWEEN ONE AND THREE.
                                  -  GO TO DIALOGUE #15.

   15        ANOTHER           IF YOU WISH TO WITHHOLD ANOTHER NOMINEE,
             NOMINEE           ENTER THE TWO DIGIT NUMBER THAT IS IN
                               FRONT OF THE NAME OF THE NOMINEE YOU WISH
                               TO WITHHOLD. IF YOU ARE FINISHED, ENTER
                               ZERO ZERO.
                               -  Enter VALID two digit number between
                                  01 and 03 to withhold another nominee.
                                  -  GO TO DIALOGUE #12.
                               -  Enter VALID two digit number between
                                  01 and 03 that was previously entered -
                                  therefore a duplicate nominee number.
                                  -  GO TO DIALOGUE #13.
                               -  Enter "00".
                                  -  GO TO DIALOGUE #16.
                               -  Enter INVALID nominee number.
                                  -  GO TO DIALOGUE #14.
                               -  Enter NOTHING.
                                  -  GO TO DIALOGUE #16.

   16        PROPOSAL          PROXY VOTING CONTINUES WITH PROPOSAL VOTING.
             VOTING               -  GO TO DIALOGUE #17.

   17        PROPOSAL          WE ARE READY TO ACCEPT YOUR VOTE FOR PROPOSAL...
             NAME                 -  GO TO DIALOGUE #18.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE      TYPE OF
NUMBER        DIALOGUE               DIALOGUE
--------      --------               --------
18            PROPOSAL VOTE          IF YOU ARE VOTING FOR THIS PROPOSAL, PRESS ONE. IF YOU ARE
                                     VOTING AGAINST THIS PROPOSAL, PRESS TWO. IF YOU WISH TO
                                     ABSTAIN, PRESS THREE.
                                     - Enter "1", "2", or "3", to vote on a specific proposal.
                                     - GO TO DIALOGUE #17 to vote on another proposal.
                                     - GO TO DIALOGUE #19 after all proposals are voted.
                                     - Enter NOTHING or INVALID RESPONSE. "I have not received
                                       your response." OR "Sorry, your input was invalid."
                                       - GO TO DIALOGUE #17.
                                                - A THIRD NO RESPONSE OR INVALID RESPONSE
                                                  triggers "Sorry Problems" message and
                                                  disconnects -.

19             NOMINEE VOTE          YOU HAVE VOTED FOR ALL NOMINEES.
               CONFIRMATION                      OR
                                     YOU HAVE VOTED TO WITHHOLD ALL NOMINEES.
                                                 OR
                                     YOU HAVE VOTED TO WITHHOLD NOMINEE
                                     [LIST WITHHELD NOMINEES]. . .
                                     - GO TO DIALOGUE #20.

20             FOR PROPOSAL          YOU HAVE VOTED FOR PROPOSAL . . .

21             AGAINST               YOU HAVE VOTED AGAINST PROPOSAL . . .
               PROPOSAL

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE          TYPE OF
NUMBER            DIALOGUE           DIALOGUE
--------          --------           --------
   22             ABSTAIN            YOU HAVE VOTED TO ABSTAIN FROM PROPOSAL...
                  PROPOSAL
                                     - Dialogues 20, 21 and 22 are repeated until all proposal
                                       votes are verified.
                                          - GO TO DIALOGUE #23.

   23             CONFIRM VOTES      IF THIS IS CORRECT, PRESS ONE. IF THIS IS NOT CORRECT, PRESS
                                     TWO. IF YOU WOULD LIKE YOUR VOTE REPEATED TO YOU, PRESS
                                     THREE.
                                     - Enter "1". "A vote has been recorded for
                                                    Control Number............".
                                          - GO TO DIALOGUE #26.
                                     - Enter "2"
                                          - GO TO DIALOGUE #6.
                                             - A THIRD ENTRY OF THIS RESPONSE triggers
                                               the "Too Many Incorrect" message, followed
                                               by the "Sorry Problems" message and
                                               disconnects.

                                     - Enter "3".
                                          - GO TO DIALOGUE #19.
                                     - Enter NOTHING or INVALID response. "I have not received
                                        your response." OR "Sorry, your input was invalid."
                                          - GO TO DIALOGUE #19, 20, 21, 22.
                                              - A THIRD NO RESPONSE OR INVALID RESPONSE
                                                triggers "Sorry Problems" message and
                                                disconnects-.

   24             VOTE               YOU HAVE ELECTED TO VOTE AS THE BOARD OF DIRECTORS HAS
                  RECOMMEND          RECOMMENDED.
                                          - GO TO DIALOGUE #25.


                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------


DIALOGUE          TYPE OF
 NUMBER           DIALOGUE          DIALOGUE
--------          --------          --------

   25             BOARD             THE BOARD RECOMMENDED A VOTE TO ELECT
                  RECOMMENDS        ALL PROPOSED NOMINEES AND A VOTE
                                    FOR PROPOSAL TWO AND AGAINST PROPOSALS THREE
                                    AND FOUR. IF THIS IS CORRECT, PRESS
                                    ONE. IF THIS IS NOT CORRECT, PRESS TWO. IF
                                    YOU WOULD LIKE YOUR VOTE REPEATED TO YOU,
                                    PRESS THREE.
                                    - Enter "1". "A vote has been recorded for
                                                  Control Number .............".
                                      - GO TO DIALOGUE #26.
                                    - Enter "2".
                                      - GO TO DIALOGUE #6.
                                        - A THIRD ENTRY OF THIS response
                                          triggers the "Too Many Incorrect"
                                          message, followed by the "Sorry
                                          Problems" message and disconnects-.
                                    - Enter "3".
                                      - GO TO DIALOGUE #24.
                                    - Enter NOTHING or an INVALID RESPONSE. "I
                                      have not received your response." OR
                                      "Sorry, your input was invalid."
                                      - GO TO DIALOGUE #24.
                                        - A THIRD NO RESPONSE or INVALID
                                          response triggers "Sorry Problems"
                                          message and disconnects -.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE       TYPE OF
NUMBER         DIALOGUE       DIALOGUE
--------       --------       --------
   26          CONCLUDE       IF THIS CONCLUDES YOUR BUSINESS, PRESS ONE. IF
               BUSINESS       YOU WOULD LIKE TO VOTE FOR ANOTHER PROXY ELECTION,
                              PRESS TWO.

                              - Enter "1".
                                  - GO TO DIALOGUE #27.

                              - Enter "2".
                                  - GO TO DIALOGUE #27.

                              - Enter NOTHING or INVALID response. "I have
                                not received your response." OR "Sorry, your input was invalid."
                                  - GO TO DIALOGUE #26.
                                        - A THIRD NO RESPONSE or INVALID
                                          RESPONSE triggers "Sorry Problems"
                                          message and disconnects -.

   27          RECORD VOTES   ALL OF YOUR VOTES HAVE BEEN RECORDED BY THE
                              TELEPHONE PROXY VOTING SERVICE. DO NOT MAIL IN
                              YOUR PROXY CARD. KEEP IT AS A RECORD OF YOUR VOTE.

                                  - GO TO DIALOGUE #4 - if voting for another
                                    Proxy Election based on voter's response to dialogue #26.

                                  - GO TO DIALOGUE #28 - if not voting for
                                    another Proxy Election based on voter's
                                    response to dialogue #26.

   28          THANK YOU      THANK YOU FOR CALLING THE TELEPHONE PROXY VOTING
                              SERVICE. THIS CONCLUDES YOUR TRANSACTION.
                                   - Disconnect.


                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

STANDARD DIALOGUES REPEATED UNDER VARIOUS CONDITIONS

THE DIALOGUES BELOW ARE SPOKEN UNDER VARIOUS CIRCUMSTANCES. GENERALLY, THE "SORRY PROBLEMS" DIALOGUE IS REPEATED ON THE THIRD ATTEMPT TO GET VALID INFORMATION.

TYPE OF INSTRUCTION                DIALOGUE
-------------------                --------
SORRY PROBLEMS                     We are sorry you are experiencing problems entering your vote.
                                   please call later and try again.

                                   - NOTE
                                     THE "SORRY PROBLEMS" DIALOGUE IS GENERALLY REPEATED AFTER ANY
                                     COMBINATION OF THREE INVALID RESPONSES OR NON RESPONSES TO A SET
                                     OF DIALOGUES. THIS IS FOLLOWED BY A DISCONNECTION.

TOO MANY INCORRECTS                  You have made too many incorrect entries. Please call back when you have the correct information.

                                   - NOTE
                                     THE "TOO MANY INCORRECTS" DIALOGUE IS GENERALLY REPEATED WHEN
                                     THERE ARE SEVERAL CHANGES AND INCONSISTENCIES RESPONDING TO A
                                     SET OF DIALOGUES. THIS IS FOLLOWED BY THE "SORRY PROBLEMS"
                                     DIALOGUE AND A DISCONNECTION.

INVALID INPUT                      Sorry, your input was invalid.

PAUSE .5                           [ 500 ms of silence ]  (Amount of pause time permitted between caller's vote and continuation of telephone dialogue.)

               TEXT OF E-MAIL MESSAGES FOR ELECTRONIC DELIVERY OF
          PROXY STATEMENT AND ANNUAL REPORT AND INTERNET PROXY VOTING
          -----------------------------------------------------------
                      INVESTORDELIVERY.COM E-MAIL MESSAGE

PROXYVOTE.COM
You elected to receive shareholder communications and submit voting instructions via electronic means on the Internet by enrolling at www.InvestorDelivery.com, or during a prior vote at www.ProxyVote.com. This E-mail contains information specific to your holding in the corporation identified below. Please read the instructions carefully before proceeding.

This is a NOTIFICATION of the:
2000 EASTMAN CHEMICAL COMPANY Annual Meeting of Shareowners
Meeting Date: May 4, 2000
For Holders as of: March 15, 2000
CUSIP Number: 277432100

ACCOUNT NUMBER:
CONTROL NUMBER:
You can enter your voting instructions and view the shareholder material at the following Internet site:
http://www.ProxyVote.com
Note: If your E-mail software supports it, you can simply click on the above link. To access www.ProxyVote.com, you will need the above CONTROL NUMBER and the four digit PIN number you enrolled with at either www.ProxyVote.com or www.InvestorDelivery.com (we suggested the last four digits of your Social Security number or Tax ID). Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting date. The relevant corporate materials can also be found at the following Internet site:

ANNUAL REPORT
http://www.eastman.com/proxy.htm
PROXY STATEMENT
http://www.eastman.com/proxy.htm

InvestorDelivery
You enrolled in InvestorDelivery by responding to a letter from a corporation in which you hold shares. To view, cancel or change your enrollment, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN (we suggested the last four digits of you Social Security number or Tax ID) If you have forgotten your PIN, you can have it sent to your enrolled E-mail address. Your InvestorDelivery Enrollment Number is:

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Please REPLY to this email with any comments or questions about www.ProxyVote.com.

(Include the original text of this message for identification purposes.)


                EASTMAN INTRACOMPANY E-MAIL MESSAGE TO EMPLOYEES

To:   All Eastman Employees
From: Theresa K. Lee, General Counsel and Secretary
Re:   Annual Report and Proxy Materials Now Available Online

The following link contains your copies of the Notice and Proxy Statement for the 2000 Annual Meeting of Shareowners and the 1999 Annual Report to
Shareowners:

                        http:\\www.eastman.com\proxy.htm

Delivering these shareowner materials to you electronically is a change from previous years when employee shareowners received printed material in the mail, and reflects our on-going efforts to reduce costs through the expanded use of technology.

HOW DO I VOTE MY SHARES?
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. If you own Eastman shares through the ESOP or Eastman Investment Plan, in a few days you should receive a proxy card in the mail at your home address. Once you have your personalized proxy card, you can vote by proxy on the business to be conducted at the Annual Meeting in one of three ways:
         - Electronically -- By following a link on the web site listed above, you can go to Proxyvote.com where you'll be asked to enter your individual Control Number (which is imprinted on your proxy card).
         - Telephone -- The proxy card includes a telephone number (1-800-690-6903) you may call to vote your shares. Again, you will need your Control Number included with your proxy card.
         - Mail -- A third option allows you to mark, sign, date and mail your proxy card in the postage-paid envelope accompanying your proxy card.
THE BUSINESS TO BE CONSIDERED AND VOTED UPON AT THE ANNUAL MEETING IS EXPLAINED IN THE PROXY STATEMENT. PLEASE REVIEW THE PROXY STATEMENT, AND THE ANNUAL REPORT, BEFORE VOTING YOUR SHARES. WHETHER YOU CHOOSE TO VOTE BY COMPUTER, TELEPHONE, OR PROXY CARD, PLEASE VOTE AS SOON AS POSSIBLE. Your vote is important, regardless of the number of shares you own.

CAN I RECEIVE PAPER COPIES OF THE ANNUAL REPORT AND PROXY STATEMENT? Yes. You can receive paper copies by phoning Angie Tipton at Ext. 4647 or by sending her an email at artipton@eastman.com

WHAT ABOUT NON-U.S. BASED EMPLOYEES?
Non-U.S. based employees who have not enrolled in ADP's "InvestorDelivery.com" online program will also receive paper copies of the Annual Report and Proxy Statement through the email.

               TEXT OF COMPUTER SCREENS FOR INTERNET PROXY VOTING
               --------------------------------------------------


                            WELCOME TO PROXYVOTE.COM

Please select one of the links below...

If you received your proxy material in the mail, please have your material and your control number ready.

If you received a notification via e-mail, please have your control number and Personal Identification Number ready.

To submit your voting instructions over our secure site, click HERE.

If your browser cannot support secure transactions via SSL encryption, click
HERE.

Need to update to a security enabled browser?  Click HERE.

INTERNET PROXY VOTING

You can submit your proxy voting instructions right over the Internet

It's fast, convenient, and your voting instructions are immediately posted.

If you received notification by postal mail:

  1. Read the Proxy Statement. The accompanying Voting Instruction Form or Proxy Card contains your Control Number.
  2.  Enter the 12 digit Control Number to access an electronic ballot.
  3.  Complete the electronic ballot and submit your voting instructions.
  4. Provide your E-Mail address if you want confirmation of your voting instructions.

If you received notification by E-Mail:

  1. To access an electronic ballot, enter the 12 digit Control Number contained in your E-Mail message and the Personal Identification Number
      (PIN) you used when you enrolled for electronic delivery.
  2. The ballot displayed contains Internet Links to the Proxy Statement and the Annual Report; read them carefully.
  3.  Complete the ballot and submit your voting instructions.

Enter your CONTROL NUMBER:  [     ] (Please skip any spaces)

Enter your PIN NUMBER:  [     ] (Required for the E-Mail option only)

Click to continue

                            Sample Ballot (scroll 1)

                             INTERNET PROXY VOTING

                    EASTMAN CHEMICAL COMPANY ANNUAL MEETING
               TO BE HELD ON 5/4/2000 FOR HOLDERS AS OF 3/15/2000

                                CUSIP 277432100

      THE FOLLOWING ARE LINKS TO THE EASTMAN CHEMICAL COMPANY SHAREHOLDER
                                   MATERIALS.
  CLICK TO VIEW THEM. WHEN YOU HAVE FINISHED, USE YOUR BROWSER'S "BACK" BUTTON
                             TO RETURN TO PROXYVOTE
                                PROXY STATEMENT
                                 ANNUAL REPORT

                              Your CONTROL NUMBER:


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
                               Ballot (scroll 2)

Directors' Recommendations:

Choose this if you would like to vote your shares following directors' recommendations. See below for the detailed recommendations. Please read it carefully.

Vote my shares per directors' recommendations
-------------------------------------------------------------------------------


Proxy Ballot:

Directors:
Directors Recommend: A vote for election of the following nominees:

___ For All Nominees     ___  Withhold All Nominees

___ For All Nominees EXCEPT Those Selected Below.

     [ ] JERRY E. DEMPSEY

     [ ] DONALD W. GRIFFIN

     [ ] MARILYN R. MARKS








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
                               Ballot (scroll 3)

PROPOSALS:

Please indicate your proposal selections by clicking on the fields below.


02. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.
    Directors Recommend: FOR

    [ ] For        [ ] Against       [ ] Abstain


03. ADOPTION OF SHAREOWNER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS. Directors Recommend: AGAINST

    [ ] For        [ ] Against       [ ] Abstain

04. ADOPTION OF SHAREOWNER PROPOSAL TO ISSUE REPORT CONCERNING EMISSION OF "GREENHOUSE GASES" AND POTENTIAL CLIMATE CHANGE.
    Directors Recommend: AGAINST

    [ ] For        [ ] Against       [ ] Abstain

                            Verification/Submission
                             (common to all votes)

                                   (scroll 1)

                             INTERNET PROXY VOTING

                             PROXY FINAL SUBMISSION

            Please check all of the information below for accuracy.
              See instructions below and click on Final Submission



               --------------------------------------------------


                              Your Control Number:

                    EASTMAN CHEMICAL COMPANY Annual Meeting

                 To be held on 5/4/00 for holders as of 3/15/00

                                CUSIP 277432100


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
                           Verification / Submission
                      (with management's recommendations)
                                   (scroll 2)


DIRECTORS: JERRY  E. DEMPSEY, DONALD W. GRIFFIN, MARILYN R. MARKS

You voted: For all nominees
------------------------------------------------------------------------------


PROPOSALS:

02 RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.
    You Voted: For This Proposal

------------------------------------------------------------------------------

03 ADOPTION OF SHAREOWNER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS You Voted: Against This Proposal

------------------------------------------------------------------------------

04 ADOPTION OF SHAREOWNER PROPOSAL TO ISSUE REPORT CONCERNING EMISSION OF "GREENHOUSE GASES" AND POTENTIAL CLIMATE CHANGE.
    You Voted: Against This Proposal
------------------------------------------------------------------------------
If any of the above information is incorrect, return to the proxy ballot form by using the BACK feature of your Browser Program.



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
                            Verification/Submission
                         (specific voting instructions)
                                   (scroll 2)

DIRECTORS:

JERRY E. DEMPSEY, DONALD W. GRIFFIN, MARILYN R. MARKS

You Voted: To Withhold Authority to Vote for the Following Individual Nominees.

[LIST OF NAMES OF NOMINEES FOR WHOM AUTHORITY WITHHELD]

-------------------------------------------------------------------------------

PROPOSALS:

02. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

    YOU VOTED: [FOR] [AGAINST] [ABSTAINED FROM VOTING ON] This Proposal

03. ADOPTION OF SHAREOWNER PROPOSAL TO DECLASSIFY BOARD OF DIRECTORS.

    YOU VOTED: [FOR] [AGAINST] [ABSTAINED FROM VOTING ON] This Proposal

04. ADOPTION OF SHAREOWNER PROPOSAL TO ISSUE REPORT CONCERNING EMISSION OF "GREENHOUSE GASES" AND POTENTIAL CLIMATE CHANGE.

    YOU VOTED: [FOR] [AGAINST] [ABSTAINED FROM VOTING ON] This Proposal

                            VERIFICATION/SUBMISSION
                               (unmarked ballot)
                                   (scroll 2)

Directors:

JERRY R. DEMPSEY, DONALD W. GRIFFIN, MARILYN R. MARKS

YOU DID NOT VOTE: Directors Recommend and will Vote For All Directors
--------------------------------------------------------------------------------

Proposals:

02. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

YOU DID NOT VOTE: Directors Recommend and will Vote For This Proposal
--------------------------------------------------------------------------------

03. APPROVAL OF SHAREOWNER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS.

YOU DID NOT VOTE: Directors Recommend and will Vote Against This Proposal
--------------------------------------------------------------------------------
04. ADOPTION OF SHAREOWNER PROPOSAL TO ISSUE REPORT CONCERNING EMISSION OF "GREENHOUSES GASES" AND POTENTIAL CLIMATE CHANGE.

YOU DID NOT VOTE: Directors Recommend and will Vote Against This Proposal
--------------------------------------------------------------------------------
If any of the above information is incorrect, return to the proxy ballot form by using the Back feature of your Browser Program.
--------------------------------------------------------------------------------

                            Verification/Submission
                             (common to all votes)

If you would like to receive an electronic confirmation when this vote is recorded enter your E-Mail address here:

E-Mail:
       --------------------------------

You now have the option to receive future shareholder communications (Annual Reports, Proxy Statements, etc.) electronically, instead of in print. This will save postage and mailing costs for the company(s) in which you have invested. It also means that you can vote future proxies electronically, without a trip to the Post Office.

Participation is completely your choice. To send future shareholder communications to you electronically, we require your permission. We also require you to choose a four digit personal identification number. Most people prefer to use the last four digits of their Social Security number. In the future, when, and if, material is available electronically, we will send you an e-mail which will contain information that will point you to an Internet location where the material is available.

You only have to enroll this investment account once. It will automatically apply to any other company that offers electronic distribution. We hope you will give this option your serious consideration.


ENROLLMENT

I wish to receive future shareholder communications electronically at the E-MAIL address supplied above. I have chosen an my four digit personal identification number __________.

-------------------------------------------------------------------------------

If all of the above information is correct then click on Final Submission below.

If any of the above information is incorrect, return to the proxy ballot form by using the Back feature of your Browser Program.

                                Final Submission


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
                             INTERNET PROXY VOTING


                              Thank You For Voting

                        To cast another vote Click Here
                                             ----------

                              (Typical Error page)

                             INTERNET PROXY VOTING

                               Proxy Voting Error

          ------------------------------------------------------------

The Following Was Reported By The ProxyVote Server:

Sorry, you have entered the Control Number from the voting instruction form incorrectly.

Please click on the Internet browser "Back" button, check the number and try again.





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